UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CORELOGIC, INC.
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June 18, 2014
Dear Fellow Stockholder,
You are cordially invited to attend our annual meeting of stockholders at 2:00 p.m., Pacific time, on Tuesday, July 29, 2014, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618.
Details regarding admission to the meeting and the business to be conducted are described in the accompanying notice of annual meeting and proxy statement. We have also made available a copy of our 2013 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.
This year we have elected to provide access to our proxy materials over the Internet by mailing our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"). The Notice provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and supports conservation of natural resources. If you would like more information, please see the Questions and Answers section of this proxy statement or visit the annual meeting section of our Investor Relations website.
Thank you very much for your continued interest in CoreLogic.

D. Van Skilling	Anand K. Nallathambi

Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on July 29, 2014

The annual meeting of stockholders of CoreLogic, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., Pacific time, on Tuesday, July 29, 2014, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618, for the following purposes:

1.
To elect the nine persons named in the accompanying proxy statement to serve on the Company's board of directors until the next annual meeting and until their successors are duly elected and qualified;

2.	To approve the amendment and restatement of the CoreLogic, Inc. 2011 Performance Incentive Plan;

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
Only stockholders of record at the close of business on June 2, 2014 are entitled to notice of the annual meeting and an opportunity to vote at the annual meeting.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Stockholders May Call Toll-Free: 855-325-6671
Banks & Brokers May Call Collect: 973-873-7721

We hope you will be able to attend the annual meeting. However, even if you plan to attend the meeting, please submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. If you are a stockholder of record, you may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. If your shares are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to instruct how your shares are to be voted. You may still vote in person at the annual meeting even if you have previously voted by proxy. For specific instructions, please refer to the Questions and Answers commencing on page 2 of the proxy statement and the instructions on the proxy card or Notice of Internet Availability you receive.
Stergios Theologides
Senior Vice President, General Counsel
and Secretary
Irvine, California
June 18, 2014

PROXY STATEMENT
Solicitation of Proxies by the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JULY 29, 2014
The board of directors (the “Board” or the “Board of Directors”) of CoreLogic, Inc., a Delaware corporation (“CoreLogic,” the “Company,” “we,” or “us”), is soliciting proxies from holders of our shares of common stock for use at the annual meeting of stockholders to be held on Tuesday, July 29, 2014, at 2:00 p.m. Pacific time. The meeting will be held at the executive offices of CoreLogic, located at 40 Pacifica, Irvine, California 92618. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience. This proxy statement and form of proxy are first being sent or made available to our stockholders on or about June 18, 2014.
As permitted by the Securities and Exchange Commission (“SEC”), we are providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet. We are mailing printed copies of the full set of proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained on the Notice for requesting such materials. The Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2013 Annual Report to Stockholders over the Internet. The Notice also instructs you on how to submit your proxy via the Internet.
In lieu of a proxy, holders of shares held in “street name” through a bank, broker or other nominee will be asked to submit voting instructions to their bank, broker or other nominee. As used herein, references to “proxy” or “proxy card” also refer to the "voting instruction" or "voting instruction form" that “street name” holders will be asked to provide to vote their shares at the annual meeting. The date of this proxy statement is June 18, 2014.

QUESTIONS AND ANSWERS
Why have I been sent a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
What proposals will be voted on at the meeting?

1.	The election of the nine persons named in this proxy statement to serve on the Board until the next annual meeting and until their successors are duly elected and qualified;

2.	The approval of the amendment and restatement of the CoreLogic, Inc. 2011 Performance Incentive Plan (the "2011 Plan");

3.	The approval, on an advisory basis, of the compensation of our named executive officers;

4.	The ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	Such other business as may properly come before the meeting or any postponements or adjournments thereof.
Our management and the Board are not aware of any other matters to be presented at the annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws (the “Bylaws”) with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.
Who may attend the annual meeting?
Only stockholders of the Company and their invited guests may attend the annual meeting of stockholders. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership—for example, a copy of a brokerage statement showing your share ownership—and proof of identification.
Who is entitled to vote?
Stockholders of record as of the close of business on June 2, 2014, the record date, or those with a valid proxy from a broker, bank or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.
Who is a stockholder of record?
A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.
How can I vote my shares in person at the annual meeting?
If you hold shares as a stockholder of record, you have the right to vote those shares in person at the annual meeting. If you choose to do so, you can vote using the ballot provided at the meeting or, if you received a printed set of the proxy materials by mail, by submitting at the meeting the proxy card enclosed with the proxy materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder of shares, you may not vote those shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the ballot provided at the meeting. Please note that participants in the Company's 401(k) Savings Plan (the "401(k) Plan") may not vote their plan shares in person at the annual meeting. See "How are my shares in the Company's 401(k) plan voted" below for more information.

Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.
How many shares are entitled to vote at the meeting?
As of the record date, 91,908,739 shares of our common stock were issued, outstanding and entitled to vote at the annual meeting.
How many votes do I have?
Each share of CoreLogic common stock, excluding treasury shares, is entitled to one vote on each of the nine director nominees and on each other proposal to be voted on at the annual meeting.
How many directors can I vote for?
Nine. At the annual meeting, stockholders may vote for the election to our Board of up to nine nominees for director.
Who are the director nominees?
The nine director nominees are:

J. David Chatham	Thomas C. O'Brien
Douglas C. Curling	Jaynie Miller Studenmund
John C. Dorman	David F. Walker
Paul F. Folino	Mary Lee Widener
Anand K. Nallathambi
What is the voting requirement to approve each of the proposals?
Proposal 1 - Election of Directors: Because the number of director nominees timely nominated for election at the annual meeting does not exceed the number of directors to be elected at the meeting, our Bylaws provide that each nominee for director will be elected if he or she receives the majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee.
Proposal 2 - Amendment and Restatement of the CoreLogic, Inc. 2011 Performance Incentive Plan: Approval of the amendment and restatement of the 2011 Plan requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.
Proposal 3 - Approval, on an Advisory Basis, of the Compensation of CoreLogic's Named Executive Officers: Approval, on an advisory basis, of the compensation of CoreLogic's named executive officers requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.
Proposal 4 - Ratification of the Selection of PwC as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014: The selection of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 will be ratified if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is received.
If you hold your shares in "street name" through a broker and do not provide your broker with voting instructions, your shares may constitute broker non-votes and may not be counted in determining the outcome of certain matters (see “What is a 'broker non-vote' and how is it treated?” below).

How do I vote?
If you are a stockholder of record, you may vote on matters that properly come before the meeting in one of four ways:
You may vote over the Internet.
You do this by following the instructions provided either in the Notice or on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy over the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.
You may vote by mail.
If you received a printed set of the proxy materials, you do this by signing and dating the proxy card accompanying the proxy statement and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
You may vote by telephone.
You do this by following the instructions provided on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.
You may vote in person at the meeting.
You can vote your shares in person at the meeting. If you choose to do so, you can vote using the ballot provided at the annual meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the annual meeting.

If you hold your shares in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the annual meeting. If you shares are held in “street name,” you may also attend the meeting and vote your shares in person, provided that you request and receive, prior to the meeting, a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting and present the legal proxy at the meeting prior to voting. If your shares are held through the 401(k) Plan, please see “How are my shares in the Company’s 401(k) Plan voted?" below.
How are my shares in the Company's 401(k) Plan voted?
For those stockholders who hold shares pursuant to the 401(k) Plan, Fidelity Management Trust Company (“Fidelity”) acts as trustee for shares held in the 401(k) Plan. The governing documents of the 401(k) Plan require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. Fidelity will use an independent third party to tabulate the voting directions of all participants who provide such directions to Fidelity. Neither the tabulator nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by Fidelity from the participants by July 24, 2014 at 5:00 p.m., Eastern time, will be voted in the same proportion as are the shares for which directions are received by that time.
How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?
Anand K. Nallathambi, President and Chief Executive Officer, or Stergios Theologides, Senior Vice President, General Counsel and Secretary, will vote your shares in the manner recommended by the Company's Board.
Can I change my vote or revoke my proxy?
You have the power to change or revoke your proxy at any time before the polls close at the meeting. Only your latest-dated proxy counts. You may do this by:

•	submitting an authorized proxy bearing a later date using one of the alternatives described above under “How do I vote?”;

•
if you are a stockholder of record, submitting written notice of your revocation to Stergios Theologides, Senior Vice President, General Counsel and Secretary, at our mailing address on the cover page of this proxy statement; or

•
voting in person at the meeting, provided that if your shares are held in “street name” (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

Who will count the votes?
A representative of Alliance Advisors, LLC ("Alliance Advisors") will serve as inspector of elections and will tabulate the votes cast at the annual meeting and certify the results.
How can I obtain an additional proxy card?
If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, please contact our proxy solicitor, Alliance Advisors, toll-free at 1-855-325-6671. If you are a beneficial owner of shares held indirectly through a broker, bank or other nominees, please contact your account representative at that organization.
What constitutes a “quorum?”
A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. Holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. Abstentions and broker non-votes (as described below) are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum.
What is a “broker non-vote” and how is it treated?
If you are a beneficial owner of shares held in "street name" by a broker and you do not submit voting instructions to your broker, your broker may vote your shares at the annual meeting only on "routine matters" (as defined by NYSE rules) on which it has discretion to vote. The NYSE currently considers only the proposal to ratify the selection of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 to be a "routine matter." The following proposals are considered "non-routine matters" under the NYSE rules:

•	the election to the Board of the nine director nominees named in this proxy statement;

•	the proposal to approve the amendment and restatement of the CoreLogic, Inc. 2011 Performance Incentive Plan; and

•	the proposal to approve, on an advisory basis, the compensation of our named executive officers.

Accordingly, if your shares are held in "street name" and your broker has not received voting instructions from you, your broker may exercise its discretion to vote your shares on the proposal to ratify the selection of PwC as our independent registered public accounting firm, but will not be permitted to vote your shares on any of the other proposals at the annual meeting. If your broker exercises this discretion, your shares will be treated as present and entitled to vote at the annual meeting for purposes of establishing the presence or absence of a quorum and voted on the proposal to ratify the selection of PwC in the manner directed by the broker, but will constitute "broker non-votes" on each of the other proposals at the annual meeting. These broker non-votes will not be counted in determining the outcome of any of the other proposals.
How are abstentions treated?
For the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. If you elect to “ABSTAIN” from the election of directors, the abstention will not have any effect on the election of directors. In determining the voting results for the election of directors, only “FOR” and “AGAINST” votes count.
For purposes of the proposals regarding the vote to approve the amendment and restatement of the CoreLogic, Inc. 2011 Performance Incentive Plan, to approve, on an advisory basis, the compensation of our named executive officers and to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014, abstentions are treated as present and entitled to vote. Therefore, with respect to determining whether these three proposals are approved, abstentions have the effect of votes “AGAINST” the proposal.
What percentage of stock do the directors and executive officers own?
As of the record date, our directors and executive officers owned approximately one percent of our shares of common stock in the aggregate that are entitled to vote at the annual meeting. See pages 26 through 27 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?
The Company will pay the costs associated with the preparation, assembly and mailing of the notice of annual meeting of stockholders, proxy statement and form of proxy, as well as the cost of soliciting proxies relating to the annual meeting. We will also pay brokers, banks and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own shares of our common stock. In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. The Board may also solicit stockholders by telephone, through press releases issued by the Company, advertisements in periodicals or postings on the Company's website at www.corelogic.com. We have also retained Alliance Advisors to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $19,000 plus an amount to cover expenses. In addition, the Company has agreed to indemnify Alliance Advisors against certain liabilities arising out of or in connection with the engagement.
How will solicitors contact me?
People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at a shared address and wish to receive a separate copy of the proxy materials, including our 2013 Annual Report, you should follow the instructions for requesting such materials included on the proxy card. Please make the request on or before July 21, 2014 to facilitate timely delivery.
Does our Board have any recommendations with respect to the listed proposals?
Our Board recommends you vote “FOR”: (1) the Board's nine nominees for director; (2) the approval of the amendment and restatement of the CoreLogic, Inc. 2011 Performance Incentive Plan; (3) the approval, on an advisory basis, of the compensation of our named executive officers; and (4) the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results as soon as possible after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the annual meeting, we intend to file with the SEC a Current Report on Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amendment to the Form 8-K to disclose the final voting results.
Whom can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?
Please contact Alliance Advisors, the firm assisting the Board in the solicitation of proxies, at:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Stockholders May Call Toll-Free: 855-325-6671
Banks & Brokers May Call Collect: 973-873-7721

PROPOSAL 1. Election of Directors
The Company's Bylaws require that directors be elected annually, and the Company's Amended and Restated Certificate of Incorporation provides that the Board shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office.
At present, our Board consists of ten directors. In 2012, our Chairman of the Board, D. Van Skilling, announced his intention to retire from our Board immediately prior to the 2014 annual meeting of stockholders. During 2013, the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) presided over the process of selecting Mr. Skilling's successor as Chairman. The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the selection of Paul F. Folino to serve as Chairman of the Board immediately upon Mr. Skilling's retirement. Effective upon Mr. Skilling's retirement, the size of the Board will be reduced from ten to nine directors.
The Board has nominated the nine individuals below for election at the meeting, to serve until the 2015 annual meeting of stockholders and until the directors' respective successors are elected and qualified.
Voting Standard
Under our Bylaws, in an uncontested election, each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast with respect to such director nominee's election (that is, if the number of votes "FOR" the director nominee exceeds the number of votes "AGAINST" the director nominee). In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Under the Company's Corporate Governance Guidelines, each nominee for director who was in office prior to the election (each, an “incumbent director”) is required to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if the director does not receive a majority of votes cast and the Board determines to accept the resignation. The Nominating and Corporate Governance Committee will then make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days from the date the election results are certified and thereafter promptly disclose its decision in a Current Report on Form 8-K.
Unless otherwise specified by you in the proxy you submit, the proxies solicited by our Board will be voted “FOR” the election of these nominees. All of the director nominees listed below have consented to being named in this proxy statement and to serve as directors if elected. If any nominee should become unable or unwilling for good cause to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board currently has no knowledge that any of the nominees will be unable or unwilling to serve.
Nominees
Set forth below is information concerning each person nominated and recommended to be elected by our Board. All of the nominees currently serve as directors of the Company and were previously elected to the present term of office by the Company's stockholders.
See the section entitled “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 26, for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of the executive officers of the Company.
The Company originally appointed Thomas C. O'Brien for election to the Board pursuant to an agreement with Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Highfields Capital I LP, Highfields Capital II LP, and Highfields Capital III L.P. (collectively, “Highfields”) dated April 10, 2008, as discussed in the Company's Current Report on Form 8-K dated April 10, 2008. This agreement with Highfields expired in December 2009. Douglas C. Curling, John C. Dorman and Jaynie Miller Studenmund were originally nominated for election to the Board pursuant to an agreement with Highfields and Jonathon S. Jacobson (together, the “Highfields Entities”) dated June 11, 2012, as discussed in the Company's Current Report on Form 8-K dated June 12, 2012. Our agreement with the Highfields Entities terminated in March 2013.

There were and are no other arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

Biographical Descriptions

Name	Biography	Age
J. David Chatham
Mr. Chatham has served as a member of our Board since 1989. Since 1991, Mr. Chatham has served as president and chief executive officer of Chatham Holdings Corporation and the Chatham family of real estate businesses, which specialize in real estate development, building, brokerage, asset management, mortgage lending and other associated industries. From 2003 until its acquisition by the Company in late 2009, Mr. Chatham served on the board of directors of First Advantage Corporation (“FADV”), a former NASDAQ-listed company and former subsidiary of the Company that provides screening analytics and identity solutions. Through his experience in the real estate arena as a real estate developer, Mr. Chatham enhances our understanding of the residential and commercial real estate markets.

64

Douglas C. Curling
Mr. Curling has served as a member of our Board since July 2012. Since March 2010, Mr. Curling has been a principal and managing director of New Kent Capital LLC, a family-run investment business, and a principal at New Kent Consulting LLC, a consulting business that he founded. From 1997 until September 2008, Mr. Curling held various executive positions at ChoicePoint Inc., a provider of identification and credential verification services that was sold to Reed Elsevier, including serving as president from April 2002 to September 2008, as chief operating officer from 1999 to September 2008 and as executive vice president, chief financial officer and treasurer from 1997 to May 1999. Mr. Curling also served as a director of ChoicePoint Inc. from May 2000 to September 2008. Prior to joining ChoicePoint Inc., Mr. Curling served in various financial roles at Equifax, Inc., a credit bureau, from 1989 to 1997. In addition to his experience operating a data business, Mr. Curling provides insight on data monetization and growth strategies to our Board.

60

John C. Dorman
Mr. Dorman has served as a member of our Board since July 2012. Mr. Dorman served on the board of directors of Online Resources Corporation, a developer and supplier of electronic payment services, from May 2009 until it was sold to ACI Worldwide, Inc. in March 2013, and as its chairman of the board from June 2010 until the sale. Mr. Dorman previously served as co-chairman of Online Resources Corporation from January 2010 to June 2010, and as interim chief executive officer from April 2010 to June 2010. From October 1998 to August 2003, he served as chief executive officer of Digital Insight Corporation, a provider of software-as-a-service for online banking and bill payment for financial institutions, and served on the board of directors of Digital Insight until the company was acquired in 2007 by Intuit, Inc. Mr. Dorman served as senior vice president of the Global Financial Services Division of Oracle Corporation from August 1997 to October 1998; and chairman and chief executive officer of Treasury Services Corporation, a provider of modeling and analysis software for financial institutions, from 1983 to 1997. Mr. Dorman also serves on the board of directors for two privately-held corporations - DataDirect Networks, Inc. and DeepDyve, Inc. Mr. Dorman's prior experience as chief executive officer of a technology service provider during a period of rapid growth and expansion, and his board experience, allows him to provide insights into CoreLogic's operational, technology and growth strategies.

63

Paul F. Folino
Mr. Folino has served as a member of our Board since July 2011 and has been selected to serve as Chairman of our Board following our 2014 annual meeting of stockholders. Mr. Folino was executive chairman of the board of directors of Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers, from 2006 until his retirement in 2011, and remains an Emulex board member. Previously, he had served as a director of Emulex since 1993, as chairman from 2002 to 2006, and as chief executive officer from 1993 to 2002. Mr. Folino also serves on the boards of Microsemi Corporation, a provider of semiconductor solutions, Commercial Bank of California, a full-service, highly regulated, FDIC-insured, community bank, and Lantronix, Inc., a provider of device networking and remote access products for remote IT management, as well as numerous charitable organizations. Mr. Folino brings significant expertise regarding information technology and intellectual property. In addition, as a seasoned CEO, Mr. Folino provides valued input on a variety of leadership, strategy and organizational matters.

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Anand K. Nallathambi
Mr. Nallathambi is our President and Chief Executive Officer and has served as a member of our Board since June 2010. From November 2009 until the spin-off of our financial services business in June 2010 (the “Separation”), Mr. Nallathambi served as president and chief operating officer of the information solutions group of our predecessor, The First American Corporation (“FAC”). From March 2007 to November 2009, Mr. Nallathambi served as chief executive officer of FADV and from 2005 to March 2007 served as its president. From 2007 to 2009, Mr. Nallathambi was also a member of the board of directors of FADV. Prior to joining FADV, from 1996 to 1998, Mr. Nallathambi served as president of FAC's credit information group and as president of First American Appraisal Services, a real-estate appraisal company. Mr. Nallathambi has worked with us in various capacities for nearly 23 years and brings unique insight into our management practices and has a deep understanding of our history and culture. Respected for his vision in the consumer data industry and his leadership as former chairman of the Consumer Data Industry Association, Mr. Nallathambi's strategic perspectives on combining property and consumer information have helped drive innovative product development initiatives at the Company.

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Thomas C. O'Brien
Mr. O'Brien has served as a member of our Board since April 2008. Mr. O'Brien served as the chief executive officer and president of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance from 2000 through April 2014. Mr. O'Brien also served as a director of KAR Auction Services, Inc., a provider of vehicle auction services in North America, from 2007 through June 2014. As a result of his experience as a chief executive officer, Mr. O'Brien provides valued insight into corporate governance and our management practices, in particular with respect to the relationship between performance and compensation.

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Jaynie Miller Studenmund
Ms. Studenmund has served as a member of our Board since July 2012. From January 2001 to January 2004, Ms. Studenmund was chief operating officer of Overture Services, Inc., the creator of paid search advertising, acquired by Yahoo, Inc. in 2004. From 1999 to 2001, Ms. Studenmund was president and chief operating officer of PayMyBills.com, a leading online bill management company. Prior to this, Ms. Studenmund held senior positions in the financial services industry, serving as executive vice president and head of retail banking at Great Western Bank and then Home Savings Bank (both are now part of JPMorgan Chase) from 1995 to 1997, and as executive vice president and head of retail banking and chief marketing officer at First Interstate Bank (now part of Wells Fargo) from 1984 to 1995. Ms. Studenmund has served as a director of Pinnacle Entertainment, Inc., an owner, operator and developer of casinos and related hospitality and entertainment facilities, since March 2012; as a director for several public funds as well as other funds for Western Asset, a major fixed income fund, since 2004; and as a director of several private companies, including Forest Lawn Memorial Parks, an industry-leading memorial parks provider, since 2002. She is also a director of Huntington Memorial Hospital, a regional teaching hospital in Pasadena, California. Previously, Ms. Studenmund served as a director of Orbitz Worldwide, Inc., an online travel company, from 2007 to February 2014. Ms. Studenmund has more than 35 years of executive management and operational experience across a diverse group of businesses in financial services and the online media and communications sector. She is also a seasoned director, having guided the growth and development of several technology and internet companies, including aQuantive, a digital marketing and ad serving company, and MarketTools, a market research and analytics company in addition to the companies listed above. With her background, Ms. Studenmund brings to our Board broad operational expertise and strong insights into growth strategies, particularly through technology, software and the internet.

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David F. Walker
Mr. Walker has served as a member of our Board since May 2010. Mr. Walker served as the director of the Program of Accountancy at the University of South Florida in St. Petersburg from 2002 through June 2009. From 1986 to 2002, Mr. Walker was a partner with Arthur Andersen LLP, an accounting firm, having led the firm's assurance and business advisory practice for the Florida Caribbean Region, from 1999 through 2002. Mr. Walker also serves on the boards of CommVault Systems, Inc., a data and information management software company, and Chico's FAS, Inc., a women's specialty retailer. Mr. Walker previously served as a director of Technology Research Corporation, Inc. and FADV. Mr. Walker's extensive experience in public accounting and on corporate boards, including as a past and present chair of other audit committees, contributes to the Board's oversight of the Company's financial reporting, controls and risk management.

60

Mary Lee Widener
Ms. Widener has served as a member of our Board since 2006. Ms. Widener is a community investment consultant. From 1974 until her retirement in 2009, Ms. Widener was president and chief executive officer of Neighborhood Housing Services of America, Inc., a nonprofit housing agency. Ms. Widener also previously served on the board of The PMI Group, Inc. from 1995 to October 2013 and served as chairman of the Federal Home Loan Bank of San Francisco from 1994 to 2004. Ms. Widener has been involved in her community throughout her career and was instrumental in development of a degree program in support of the community development field at the University of San Francisco College of Professional Studies. Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Company a valuable perspective on housing policy and a strong understanding of the opportunities we have to improve homeownership in underserved communities and the challenges residents face in purchasing homes in those communities.
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PROPOSAL 2. Approve the Amendment and Restatement of the
CoreLogic, Inc. 2011 Performance Incentive Plan
General
The Company’s long-term incentive compensation program is implemented under the CoreLogic, Inc. 2011 Performance Incentive Plan (the “2011 Plan”) and emphasizes achievement of long-term operating objectives and stockholder value creation.
The Board is asking our stockholders to approve the amended and restated 2011 Plan. The Board believes that the 2011 Plan is an important way to attract, retain and motivate key team members and directors to produce growth in stockholder value and provide incentive compensation. In addition to the other amendments to the 2011 Plan discussed in Proposal 2, the Board believes the additional 2,500,000 shares for which we are requesting approval will provide a reasonable pool of equity awards that will allow us to continue using equity awards as a fundamental part of our compensation framework in alignment with our compensation principles. Based on our current grant practices and possible business growth, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately two to three years. The actual number of years could be influenced by a number of factors, including business growth, stock price, competitive pay practices, regulatory requirements, and our continued use of performance-based awards.
On May 1, 2014, the Company’s Board of Directors approved amending and restating the 2011 Plan, subject to approval by our stockholders. At the annual meeting, our stockholders will be asked to approve the following amendments set forth in the amended and restated 2011 Plan:

•
Increase in Aggregate Share Limit. The 2011 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2011 Plan to 19,408,631 shares (which is the sum of the 18,000,000 shares available under the 2011 Plan plus 1,408,631 shares that have become available to date under the 2011 Plan that were originally available under the Company’s 2006 Incentive Compensation Plan). The amended and restated 2011 Plan would increase this limit by an additional 2,500,000 shares so that the new aggregate share limit for the amended and restated 2011 Plan would be 21,908,631 shares.

•
Change in Share-Counting Provisions. The 2011 Plan currently provides that shares issued in respect of any “full-value award” (which includes awards other than stock option grants and stock appreciation rights) are counted against the 2011 Plan aggregate share limit referred to above as 3.3 shares for every 1 share actually issued in connection with the award (i.e., if a restricted stock unit award with respect to 100 shares becomes vested and payable, 330 shares are currently charged against the aggregate share limit described above). The amended and restated 2011 Plan would decrease this ratio so that shares issued in respect of any full-value award granted under the amended and restated 2011 Plan on or after July 29, 2014 (which is the date of the annual meeting) will be counted against the aggregate share limit as 2 shares for every 1 share actually issued in connection with the award.

•
Change in Share Counting Rules. The 2011 Plan currently provides that shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to full-value awards (such as restricted stock unit awards) granted under the 2011 Plan are not available for new grants under the 2011 Plan. Under the amended and restated 2011 Plan, such shares would be available for new grants under the 2011 Plan beginning after December 31, 2013.

•	Extension of Plan Term. The 2011 Plan is currently scheduled to expire on March 22, 2021. The amended and restated 2011 Plan would expire on April 30, 2024.

•
Additional Flexibility to Establish Vesting Requirements. The 2011 Plan currently restricts the Company’s flexibility to establish the vesting restrictions applicable to full-value awards through certain minimum vesting requirements that apply to both time-based and performance-based awards unless certain specified exceptions apply. These minimum vesting requirements and the related exceptions are described below. In order to increase the Company’s flexibility to establish the vesting restrictions applicable to full-value awards, if our stockholders approve the amended and restated 2011 Plan these minimum vesting requirements will be eliminated.

•
Extension of Performance-Based Award Feature. One element of the 2011 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, or the Code. These awards are referred to herein as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2011 Plan that may also qualify as performance-based compensation for Section 162(m) purposes. If our stockholders approve the amended and restated 2011 Plan, the performance-based award feature of the amended and restated 2011 Plan will be extended through the first annual meeting of our stockholders that occurs in 2019.
As of May 1, 2014, there were 3,985,194 shares of common stock subject to outstanding awards granted under the 2011 Plan, and an additional 5,839,253 shares of common stock were available for new award grants under the 2011 Plan (which would permit the Company to grant a total of approximately 1,769,471 full-value awards under the current 3.3 to 1 fungible share counting ratio currently contained in the 2011 Plan). Of the 3,985,194 shares subject to outstanding awards, 1,133,096 were subject to stock options, 1,511,013 were subject to stock units (other than performance-based stock units such as PBRSUs) and 1,341,085 were subject to performance-based stock units (such as PBRSUs). The number of shares subject to outstanding awards and the number of shares available for new awards reported above both assume that the 1,341,085 outstanding performance-based stock units are paid out at the maximum performance level. If any of the 1,341,085 outstanding performance-based stock units are paid out below the maximum level (or fail to become payable at all) based on actual performance, the number of shares subject to outstanding awards would decrease and the number of shares available for new awards would increase by the same amount. The amended and restated 2011 Plan would increase the reserved shares of the Company’s common stock under the plan by 2,500,000 shares. Based solely on the closing price of the Company’s common stock as reported by the NYSE on May 1, 2014, the maximum aggregate market value of the additional 2,500,000 new shares of common stock that could be issued under the amended and restated 2011 Plan is $71.1 million. Except as specifically noted, all of the share numbers reported in this paragraph are actual share amounts, and do not give effect to the 3.3 to 1 fungible share counting ratio currently contained in the 2011 Plan or the 2 to 1 fungible share counting ratio contained in the amended and restated 2011 Plan, each of which is described in more detail below.
The shares the Company issues under the amended and restated 2011 Plan will be issued out of the Company’s authorized but unissued shares.
The long-term incentive compensation program established under the 2011 Plan is designed to reward performance and to align the interests of our employees with those of our stockholders. The Company’s Board of Directors approved the amended and restated 2011 Plan, in part, based on a belief that the number of shares of the Company’s common stock available for new award grants under the 2011 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Company’s Board of Directors believes that the amended and restated 2011 Plan will allow us to continue to grant awards under the plan that are payable in shares of common stock and will give the Company greater flexibility to structure future incentives.
If our stockholders do not approve this proposal for the amended and restated 2011 Plan, the amended and restated 2011 Plan will not take effect and the current version of the 2011 Plan will remain in effect. This will result in the current share limits under the 2011 Plan continuing in effect, the changes to the share counting provisions and other share counting rules described above not being implemented, the continued applicability of the minimum vesting requirements for full-value awards, and the plan term and performance-based award feature described above not being extended.
Summary Description of the Amended and Restated 2011 Plan
The principal terms of the amended and restated 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the amended and restated 2011 Plan, which appears as Exhibit A to this proxy statement.
Purpose. The purpose of the amended and restated 2011 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. The Company’s Board of Directors or one or more committees appointed by the Board will administer the amended and restated 2011 Plan. The Board has delegated general administrative authority for the amended and restated 2011 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the amended and restated 2011 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the amended and restated 2011 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the amended and restated 2011 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•
to allow the purchase price of an award or shares of the Company's common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the amended and restated 2011 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 5,200 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s eight non-employee directors that are standing for re-election, are considered eligible under the amended and restated 2011 Plan.
Authorized Shares; Limits on Awards. The current maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2011 Plan equals 19,408,631 shares (which is the sum of 18,000,000 shares available under the 2011 Plan plus 1,408,631 shares that have become available to date under the 2011 Plan that were originally available under the Company’s 2006 Incentive Compensation Plan).
If stockholders approve the amended and restated 2011 Plan, the number of shares that may be delivered pursuant to awards under the amended and restated 2011 Plan will be increased by an additional 2,500,000 shares, resulting in a total of 21,908,631 shares available for awards under the amended and restated 2011 Plan.
Shares issued in respect of any “full-value award” granted under the 2011 Plan are currently counted against the share limit described in the preceding paragraph as 3.3 shares for every 1 share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2011 Plan, 330 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.
If stockholders approve the amended and restated 2011 Plan, beginning on July 29, 2014 (which is the date of the annual meeting), full-value awards will be counted against the share limit described above as 2 shares for every 1 share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the amended and restated 2011 Plan, 200 shares (instead of 330 shares under the current version of the 2011 Plan) would be charged against the share limit with respect to that award.
The following other limits are also contained in the amended and restated 2011 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•
“Performance-Based Awards” under Section 5.2 of the amended and restated 2011 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards denominated in cash where the payment amount does not fluctuate based on the fair market value of a share of the Company's common stock, $5,000,000, and (2) in the case of awards denominated in shares or where the cash payment amount does fluctuate based on the fair market value of a share of the Company's common stock (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 500,000 shares (with such shares counted on a 1-for-1 basis for this purpose). The foregoing cash and share limits in (1) and (2) above, as well as the separate limit for options and stock appreciation rights referred to above, are intended as separate limits and may be used in combination.
Following are other rules under the amended and restated 2011 Plan for counting shares against the applicable share limits of the amended and restated 2011 Plan:

•
Except as described in the next bullet point, shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the amended and restated 2011 Plan will again be available for subsequent awards under the amended and restated 2011 Plan.

•
Shares that are exchanged by a participant or withheld by the Company to pay the exercise price or other purchase price of an award granted under the current version of the 2011 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, currently are not available for subsequent awards under the 2011 Plan. However, if stockholders approve the amended and restated 2011 Plan, effective after December 31, 2013, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the plan that is a full-value award, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under the plan, will be available for subsequent awards under the amended and restated 2011 Plan. Any shares related to full-value awards becoming available pursuant to the preceding sentence will be added back as the same number of shares as the shares underlying the related full-value award were counted against the share limit (e.g., if 10 shares are withheld by the Company to satisfy tax withholding obligations related to the vesting of 20 restricted shares that were charged against the share limit as 2 shares for every 1 share actually issued, 20 shares would be added back to the plan and be available for subsequent awards). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the amended and restated 2011 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, will not be available for subsequent awards under the amended and restated 2011 Plan.

•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the amended and restated 2011 Plan.

•
As to stock appreciation rights and stock options granted under the amended and restated 2011 Plan, to the extent that shares are delivered pursuant to the exercise of the stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if such a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.)

•
In the event that shares are delivered in respect of a dividend equivalent right under the amended and restated 2011 Plan, the number of shares delivered with respect to the award shall be counted against the share limits of the amended and restated 2011 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 200 shares shall be counted against the share limits of the amended and restated 2011 Plan after applying the new 2 to 1 premium share counting ratio with respect to full-value awards described above.)

•
The amended and restated 2011 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the amended and restated 2011 Plan. The Company may not increase the applicable share limits of the amended and restated 2011 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The amended and restated 2011 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The amended and restated 2011 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the

Company’s common stock on the date of grant. The Company’s stock options generally may not be transferred to third parties for value and do not include dividend equivalent rights.
The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under Federal Income Tax Consequences of Awards Under the Amended and Restated 2011 Plan below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the amended and restated 2011 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the amended and restated 2011 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards. Dividend equivalents represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award (other than stock options or stock appreciation rights), provided that as to any dividend equivalent rights granted in connection with an award granted under the amended and restated 2011 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied.
Performance-Based Awards. The Administrator may grant Performance-Based Awards. Performance-Based Awards are in addition to any of the other types of awards that may be granted under the amended and restated 2011 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.
The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the achievement of performance goals established by the Administrator for purposes of the award. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. Performance may be measured on an absolute or relative basis, or an absolute or relative per share basis. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: net income, earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, gross or operating margins, productivity ratios, expenses, margins, operating efficiency, customer satisfaction, working capital, market share, economic value added (net operating profit after tax minus capital multiplied by the cost of capital), or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time the targets are set.
Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading Authorized Shares; Limits on Awards above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
No Minimum Vesting Requirements. The current version of the 2011 Plan restricts the Company’s flexibility to establish the vesting restrictions applicable to full-value awards through certain minimum vesting requirements that apply to both time-based and performance-based awards unless certain specified exceptions apply. Under the current version of the 2011 Plan, performance-based awards may not be scheduled to vest earlier than the first anniversary of the grant date of the award, while time-based awards may not be scheduled to vest more rapidly than in substantially equal installments over the first three years following the grant date of the award. Exceptions to these minimum vesting requirements are included for accelerated vesting in connection with a change in control of the Company or certain other corporate transactions and certain types of terminations of employment. If stockholders approve the amended and restated 2011 Plan, these minimum vesting requirements will be eliminated in order to increase the Company’s flexibility to establish the vesting restrictions applicable to full-value awards.
Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the amended and restated 2011 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the amended and restated 2011 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the amended and restated 2011 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the amended and restated 2011 Plan, awards under the amended and restated 2011 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the amended and restated 2011 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
Tax Withholding. Participants in the amended and restated 2011 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting or payment of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting or payment of other awards, or through the delivery of previously acquired shares owned by the participant.
No Limit on Other Authority. The amended and restated 2011 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Clawback Policy. Awards granted under the amended and restated 2011 Plan are generally subject to the terms of the Company’s clawback policy described above in the Compensation Discussion and Analysis section of this proxy statement and to clawback to the extent required under applicable law.
Termination of or Changes to the Amended and Restated 2011 Plan. The Board of Directors may amend or terminate the amended and restated 2011 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. Unless terminated earlier by the Board, the authority to grant new awards under the current version of the 2011 Plan will terminate on March 22, 2021. If stockholders approve the amended and restated 2011 Plan, the authority to grant new awards under the amended and restated 2011 Plan will terminate on April 30, 2024. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Federal Income Tax Consequences of Awards under the Amended and Restated 2011 Plan
The U.S. federal income tax consequences of the amended and restated 2011 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the amended and restated 2011 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the amended and restated 2011 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the amended and restated 2011 Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).
Furthermore, as described above, Section 162(m) of the Code generally limits the deductibility of executive compensation paid to certain of our named executive officers in any one year to $1.0 million. As outlined above, an exception to this limitation applies to qualified “performance-based compensation” that satisfies the requirements of the performance-based compensation exception under Code Section 162(m). The Compensation Committee may designate certain awards under the amended and restated 2011 Plan as intended to qualify as performance-based compensation for purposes of Code Section 162(m). One of the requirements for Performance-Based Awards to satisfy the performance-based compensation exception under Code Section 162(m) is that the material terms of the performance goals under the plan must be approved by the Company’s stockholders at least every five years. As described above, if stockholders approve the amended and restated 2011 Plan, the Performance-Based Award feature of the amended and restated 2011 Plan will be extended through the first annual meeting of the Company’s stockholders that occurs in 2019.
Specific Benefits under the Amended and Restated 2011 Plan
The Company has not approved any awards that are conditioned upon stockholder approval of the amended and restated 2011 Plan. The Company is not currently considering any other specific award grants under the amended and restated 2011 Plan.
As described under “Director Compensation” below, each non-employee director receives compensation for his or her services to the Company. Our current compensation arrangements for the non-employee directors include an annual restricted stock unit (“RSU”) award for each non-employee director with a value of $125,000. Each non-employee director’s annual RSU award for 2014 was granted on May 1, 2014 and covered 4,395 shares of the Company’s common stock. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the applicable $125,000 award value amount set forth above into shares is $28.44 (which was the price used to convert the 2014 awards into a number of RSUs), the number of units that would be allocated to our eight non-employee directors as a group for 2014 through 2024 (the ten remaining years in the term of the amended and restated 2011 Plan if our stockholders approve this proposal) pursuant to the annual grant formula is approximately 351,620. This calculation also assumes that there are no new eligible directors, there continue to be eight eligible directors seated and there are no changes to the awards granted under the directors’ compensation policy after May 1, 2014.
The Company cannot project the grants that may be made to the Company’s officers and employees because such grants are made at the discretion of the Compensation Committee. If the amended and restated 2011 Plan had been in effect during 2013, we expect that our award grants for 2013 would not have been different from those actually made in that year under the 2011 Plan. For information regarding stock-based awards granted to our named executive officers during 2013, see the material under the heading, “Executive Compensation” above. For information regarding past award grants under the 2011 Plan, see the “Aggregate Past Grants Under the 2011 Plan” table below.
Potential Dilution
The following paragraphs include additional information to help stockholders assess the potential dilutive impact of our equity awards and the amended and restated 2011 Plan.
In order to help stockholders calculate the total number of shares of the Company’s common stock subject to outstanding awards and available for the grant of new awards (what’s commonly referred to as the Company’s “overhang”), the following table shows the total number of shares of the Company’s common stock that were subject to outstanding stock and stock unit awards granted under the 2011 Plan, that were subject to outstanding stock options granted under the 2011 Plan, and that were then available for new award grants under the 2011 Plan as of December 31, 2013 and as of May 1, 2014. In the table below, the number of shares subject to outstanding performance-based stock units such as PBRSUs and the number of shares available for new awards both assume that all outstanding performance-based stock units are paid out at the maximum performance level. All of the share numbers reported in the table below are actual share amounts, and do not give effect to either the current 3.3 to 1 or the new 2 to 1 fungible share counting ratio contained in the plan.

	December 31, 2013	May 1, 2014
Shares subject to outstanding stock and stock unit awards (excluding performance-based vesting awards)	1,210,867	1,511,013
Shares subject to outstanding performance-based stock unit awards	897,760	1,341,085
Shares subject to outstanding stock options	903,108	1,133,096
Shares available for new award grants	9,888,500	5,839,253
In addition to the 2011 Plan, we also maintain the 2012 Employee Stock Purchase Plan (the “2012 ESPP”). The 2012 ESPP is intended as a qualified employee share purchase plan that complies with Section 423 of the Code. The number of approved shares to grant under the plan is 2,000,000, and 223,120 shares have been granted from the plan through May 1, 2014.
The Company also has outstanding awards under the following legacy equity plans: the 2006 Incentive Compensation Plan, the FAC 1996 Option Plan, and the FAC 1997 Directors’ Stock Plan (which we collectively refer to as the “Legacy Plans”). There were zero (0) shares of the Company’s common stock available for new award grants under the Legacy Plans as of December 31, 2013 and as of May 1, 2014. As of December 31, 2013 and as of May 1, 2014, there were 358,025 and 192,273 shares of stock subject to outstanding stock and stock unit awards and 930,241 and 871,910 shares of stock subject to outstanding options granted under the Legacy Plans. Of the 358,025 total shares of stock subject to outstanding stock and stock unit awards under the Legacy Plans at December 31, 2013, 102,522 were subject to outstanding performance-based stock unit awards and 255,503 were subject to stock unit awards that were not performance-based stock unit awards.
In connection with the Company’s acquisition of First Advantage, the Company assumed stock options that had originally been granted by the acquired company. As of December 31, 2013 and as of May 1, 2014, there were 379,799 and 375,671 shares of stock subject to outstanding options related to these assumed awards. The Company has also issued an inducement award of stock options outside of the Company’s existing plans. As of December 31, 2013 and as of May 1, 2014, there were 449,635 shares of stock subject to the outstanding inducement stock option award.
In Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended, at December 31, 2013, the Company reported a total of 1,467,000 shares subject to stock unit awards that were not performance-based stock unit awards, 1,247,000 shares subject to outstanding performance-based stock unit awards, and 2,664,000 shares subject to outstanding stock options. The small differences between the number of shares reported above as subject to outstanding stock options and stock unit awards that were not performance-based stock unit awards as of December 31, 2013 are due to the rounding convention used in our Consolidated Financial Statements. The difference between the number of shares subject to outstanding performance-based stock unit awards reported above and in our Consolidated Financial Statements as of December 31, 2013 is due to the following (1) shares subject to performance-based stock unit awards are reported at the target performance level in the Company’s Consolidated Financial Statements while they are reported at the maximum performance level above, (2) shares subject to performance-based stock unit awards that became payable based on performance through December 31, 2013 are not reported as outstanding in the number of shares reported above, while such shares are reported as outstanding in our Consolidated Financial Statements, and (3) rounding differences due to the rounding convention used in our Consolidated Financial Statements.

Other than the 2011 Plan, the 2012 ESPP, the Legacy Plans, the inducement stock option award and the assumed awards described above, we do not have any other plans or arrangements in place under which shares of the Company’s common stock are eligible to be awarded or under which there are outstanding awards with respect to shares of the Company’s common stock.

As of December 31, 2013, the Company’s outstanding stock options had a weighted average exercise price of $21.12 and a weighted average remaining term of 5.4 years.
The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three years was 109,122,000 shares issued and outstanding in 2011, 102,913,000 shares issued and outstanding in 2012, and 95,088,000 shares issued and outstanding in 2013. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2013 and May 1, 2014 was 91,233,840 shares and 91,847,982 shares, respectively. As of the Company’s June 2, 2014 record date, the number of shares of the Company’s common stock issued and outstanding was 91,908,739 shares.
In order to help stockholders calculate the Company’s share usage over the last three years (what’s commonly referred to as the Company’s “burn rate”), the total number of shares of the Company’s common stock subject to awards that the Company granted under the 2011 Plan (and for 2011, under the 2006 Incentive Compensation Plan prior to the adoption of the 2011 Plan) over the last three years, and through May 1, 2014, are reported below. For purposes of the following disclosure, the number of shares granted subject to performance-based stock units such as PBRSUs is based on the maximum level of performance achieved, other than for 2011, for which the number of shares granted subject to performance-based stock units is based on the actual level of performance achieved, which was not the maximum level. All of the numbers reported below are actual share amounts, and do not give effect to either the current 3.3 to 1 or the new 2 to 1 fungible share counting ratio contained in the plan.

•
1,529,490 shares in 2011 (which was 1.4% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2011), of which 683,580 were subject to stock option awards, 461,458 were subject to stock and stock unit awards (excluding performance-based stock units) and 384,452 were subject to performance-based stock unit awards that became vested and payable;

•
1,883,295 shares in 2012 (which was 1.83% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2012), of which 581,265 were subject to stock option awards, 780,682 were subject to stock and stock unit awards (excluding performance-based stock units) and 521,348 were subject to performance-based stock unit awards;

•
1,722,521 shares in 2013 (which was 1.81% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2013), of which 445,705 were subject to stock option awards, 788,782 were subject to stock and stock unit awards (excluding performance-based stock units) and 488,034 were subject to performance-based stock unit awards; and

•
1,512,051 shares in 2014 through May 1, 2014, of which 290,737 were subject to stock option awards, 739,490 were subject to stock and stock unit awards (excluding performance-based stock units) and 481,824 were subject to performance-based stock unit awards.

The Compensation Committee anticipates that the 2,500,000 additional shares requested for the amended and restated 2011 Plan (together with the shares available for new award grants under the 2011 Plan on the date of the annual meeting) will provide the Company with flexibility to continue to grant equity awards under the amended and restated 2011 Plan through approximately the end of 2016. However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are awarded under the plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of the Company’s employees, changes in the number of the Company’s directors and officers, the need to attract, retain and incentivize key talent, the type of awards the Company grants, the amount of any dividend payments, the extent to which any applicable performance-based vesting requirements are satisfied and how the Company chooses to balance total compensation between cash and equity-based awards.
As of the Company’s June 2, 2014 record date, the closing market price for a share of the Company’s common stock was $29.11 per share.

Aggregate Past Grants under the 2011 Plan
As of May 1, 2014, awards covering 5,446,990 shares of the Company’s common stock have been granted under the 2011 Plan. The following table shows information regarding (1) the distribution of those awards among the persons and groups identified below, (2) option exercises and stock units that have vested and become payable prior to that date and (3) stock options and stock units that are outstanding as of that date. For purposes of this table, outstanding stock units that are subject to performance-based vesting conditions such as PBRSUs are reflected at the maximum payout level.

	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option/SAR Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of May 1, 2014 Exercisable Unexercisable		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of May 1, 2014	Number of Shares/ Units Outstanding and Unvested as of May 1, 2014
Named Executive Officers:

Anand K. Nallathambi President and Chief Executive Officer	344,755	52,258	92,142	200,355	529,131	47,040	482,091
Frank D. Martell Chief Financial Officer (1)	238,631		132,828	105,803	256,765	97,071	159,694
Barry M. Sando Group Executive and Executive Vice President for Technology and Processing Solutions and Asset Management and Processing Solutions	88,026	14,516	23,186	50,324	131,633	15,694	115,939
Stergios Theologides Senior Vice President, General Counsel and Secretary	53,306		23,004	30,302	79,835	10,271	69,564

Total for all Current Executive Officers (including the NEOs identified above):	724,718	66,774	271,160	386,784	997,364	170,076	827,288

J. David Chatham	—	—	—	—	20,988	16,593	4,395
Douglas C. Curling	—	—	—	—	13,371	8,976	4,395
John C. Dorman	—	—	—	—	13,371	8,976	4,395
Paul F. Folino	—	—	—	—	23,005	18,610	4,395
Thomas C. O’Brien	—	—	—	—	20,988	16,593	4,395
D. Van Skilling	—	—	—	—	20,988	16,593	4,395
Jaynie Miller Studenmund	—	—	—	—	13,371	8,976	4,395
David F. Walker	—	—	—	—	20,988	16,593	4,395
Mary Lee Widener	—	—	—	—	20,988	16,593	4,395
Total for all Current Non-Executive Directors	—	—	—	—	168,058	128,503	39,555

Each other person who has received 5% or more of the options, warrants or rights under the 2011 Plan	—	—	—	—	—	—	—

All employees, including all current officers who are not executive officers or directors, as a group	731,676	117,007	120,726	354,426	2,825,174	562,202	1,985,255
Total	1,456,394	183,781	391,886	741,210	3,990,596	860,781	2,852,098

__________
(1)     Mr. Martell was appointed as the Company's Chief Operating and Financial Officer effective June 16, 2014.
Securities Authorized for Issuance under Equity Compensation Plans
The Company currently maintains two equity compensation plans: the 2011 Plan and the 2012 ESPP. The 2006 Incentive Compensation Plan (the “2006 Plan”) was terminated and replaced by the 2011 Plan. The Company currently has outstanding options under the FAC 1996 Option Plan (“1996 Option Plan”), the FAC 1997 Directors' Stock Plan (“1997 Directors' Stock

Plan”), the 2006 Plan and the 2011 Plan. Each of the 2011 Plan, the 2006 Plan, the 1996 Option Plan and the 1997 Directors' Stock Plan was approved by the Company's stockholders.
The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2013.
Please see the discussion in the “Potential Dilution” section on page 17 for an explanation of the differences between the number of shares subject to outstanding awards reported in the table below and the number of shares subject to outstanding awards as reported in Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended.

Equity Compensation Plan Information

Plan category	Number of securities to be issued issued upon exercise of outstanding options, warrants and rights )(1) (a)		Weighted-average exercise price of outstanding options, warrants and rights(1)(4) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(1) (c)
Equity compensation plans approved by stockholders	4,300,001	(2)(3)	$19.78	(3)	11,724,083	(4)
Equity compensation plans not approved by stockholders	449,635	(5)	$22.38		N/A
Total	4,749,636		$20.29		11,724,083
____________

(1)
In connection with the Separation on June 1, 2010, all outstanding stock options and unvested RSUs granted to the Company's employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.

(2)
Of these shares, 903,108 were subject to options then outstanding under the 2011 Plan, 2,108,627 (which currently count as 6,958,469 under the 2011 Plan (3.3 shares for each award issued)) were subject to stock unit awards then outstanding under the 2011 Plan, 685,171 were subject to options then outstanding under the 2006 Plan, 358,025 were subject to stock unit awards then outstanding under the 2006 Plan, 227,566 were subject to options then outstanding under the 1996 Option Plan, and 17,504 were subject to options then outstanding under the 1997 Directors' Stock Plan. Of the 2,466,652 shares subject to stock unit awards under the plans as described above, 1,000,282 shares are subject to performance-based awards assuming that the maximum level of performance with respect to such awards is achieved. Note that the actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated above. This amount does not include those shares that were subject to options then outstanding under the First Advantage 2003 Incentive Compensation Plan, which were assumed by the Company in connection with the Company's acquisition of FADV in November 2009. As of December 31, 2013, these assumed options covered 379,799 shares of the Company's common stock and had a weighted-average exercise price per share of $26.08. The Company's authority to grant new awards under (i) the 2006 Plan terminated on May 19, 2011; (ii) the 1996 Option Plan terminated on May 18, 2006; and (iii) the 1997 Directors' Stock Plan terminated on May 18, 2006.

(3)
This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding restricted stock units and is calculated solely with respect to outstanding unexercised stock options.

(4)
Represents 9,888,500 shares available for future issuance under the 2011 Plan, and 1,835,584 shares available for future issuance under the 2012 ESPP, including 20,329 shares that were subject to purchase during the purchase period ending December 31, 2013. Shares available under the 2011 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock. This table does not reflect the 2,500,000 additional shares that will be available under the amended and restated 2011 Plan if stockholders approve the amended and restated 2011 Plan. The share amount reported in this column has been updated from the 12,102,989 amount originally reported in the Company’s Form 10-K/A filed on April 30, 2014.

(5)
Consists of an inducement award of stock options issued outside of the Company's existing plans. These stock options were granted to Frank McMahon, the former chief executive officer of the information solutions group, pursuant to the terms of his employment agreement and are fully vested. The stock options have a remaining maximum contractual term of three years.

Vote Required for Approval of the Amended and Restated 2011 Plan
The Board believes that the adoption of the amended and restated 2011 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the amended and restated 2011 Plan and thus have a personal interest in the approval of the amended and restated 2011 Plan.

Approval of the amended and restated 2011 Plan requires the affirmative vote of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2011 PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL 3. Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The Company is providing its stockholders with the opportunity to cast a non-binding vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).
As described more fully in the "Compensation Discussion and Analysis," beginning on page 35, the Board of Directors believes that the Company's long-term success depends in large measure on the talents of the Company's employees. The Company's executive compensation program is designed to enhance stockholder value by ensuring that a large part of compensation is performance-based variable and equity-based compensation aligned to the Company's performance. The Company's executive compensation program is designed to reflect the Compensation Committee's compensation philosophy of:

•	paying for performance;

•	attracting, motivating and retaining highly-qualified executive officers critical to our long-term success;

•	aligning the interests of our executive officers with the interests of our stockholders;

•
rewarding executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but that we believe will position the Company for enhanced results in future periods; and

•	encouraging strategic long-term development and investment in the business.
In furtherance of these goals, the Compensation Committee has designed guiding principles focused on pay for performance and competitiveness of the Company's compensation programs with the Company's peer group. The Company's executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces stockholder interests. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

•	Target total compensation is positioned around market median levels.

•
Compensation and pay policies and practices are reviewed regularly; the Compensation Committee has identified a comparator group of companies with whom we compete for talent and are of a generally comparable size.

•
Except for Mr. Martell in connection with his promotion to Chief Operating and Financial Officer effective June 16, 2014, no changes were made to the named executive officer base salaries for 2013 or 2014 in order to reinforce the need to manage fixed costs and place a greater emphasis on paying for performance.

•
Annual incentive bonuses are critical components of the named executive officer compensation program, rewarding executive officers primarily based on annual performance of the Company. Like for 2012, the performance measures for 2013 were based on revenue, adjusted EBITDA, adjusted EBITDA margin and free cash flow. No bonus is earned for performance below the threshold amount, and bonuses are capped at 200% of each executive's target. The threshold performance levels for 2013 were set at levels that represented our actual 2012 performance in order to ensure that bonuses would only become payable in respect of a particular measure if our performance improved over the prior year. The Company will continue to use revenue, adjusted EBITDA and free cash flow metrics in 2014.

•
The Company's long-term incentive compensation program emphasizes achievement of long-term operating objectives and stockholder value creation through a focus on restricted stock units (the value of which is directly linked to the Company's stock price), performance-based restricted stock units and stock options (which have value only if the Company's stock price increases over the price at the time of grant). For 2013, long-term equity incentive compensation represented the largest component of the total named executive officer compensation package. In 2013, we introduced a new performance-based long-term incentive compensation feature which measures achievement of CoreLogic EPS goals over a three-year period and modifies the end number of shares earned based on a relative total stockholder return (TSR) performance metric. This new design recognizes the importance of relative as well as absolute performance and provides alignment with stockholder performance. For 2014, we maintained the 2013 equity vehicle mix, however, weighting for restricted stock units is increased to 30% and stock options is decreased to 20% of the grant date value, consistent with the continued decrease in the use of stock options as an emerging best practice in executive compensation.

•	The Compensation Committee retains and, in setting the Company's executive compensation philosophies, regularly seeks the advice of an independent compensation consultant.

•
The Company has adopted a formal policy prohibiting executive officer, director and employee transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

•
The Company maintains a variety of policies that align compensation with stockholder interests. These policies include executive stock ownership and retention guidelines requiring our executive officers to hold a fixed amount of Company stock and incentive recoupment provisions which enable the Company to recover performance-based compensation to the extent we later determine that performance goals were not actually achieved. Policies include non-compete clawbacks in employment agreements for all named executive officers.

As required by Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board of Directors will request your advisory vote to approve the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED.”
This proposal to approve the compensation paid to our named executive officers is advisory only and will not be binding upon the Company or the Board of Directors, and will not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any additional fiduciary duty for the Company or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering future executive compensation arrangements.
Our current policy is to provide stockholders with an annual opportunity to approve the compensation of the named executive officers. It is expected that we will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.
Approval, on an advisory basis, of the compensation of the Company's named executive officers requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES.

PROPOSAL 4. Ratification of Selection of Independent Auditor
The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. PwC has audited the historical consolidated financial statements of our Company or its predecessor, FAC, for all annual periods since 1954. We expect that representatives of PwC will be present at the annual meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.
Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval by our Bylaws, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain PwC or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company's and our stockholders' best interests.
To ratify the selection of PwC as our Company's independent registered public accounting firm for the 2014 fiscal year, the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is required.

Principal Accounting Fees and Services
The aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC, the Company's principal independent registered public accounting firm, in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2013	2012
Audit Fees	$2,713,320	$2,594,389
Audit-Related Fees(1)	421,077	375,155
Tax Fees(2)	68,197	344,222
All Other Fees(3)	10,400	4,500

(1)	These fees were incurred primarily for services provided for SSAE 16 Report, Regulation AB audits, and Financial Due Diligence procedures on the acquisition of certain businesses.

(2)	These fees were incurred for tax advice, compliance and planning, including tax basis studies and tax advice and planning in connection with the acquisition and disposition of certain businesses.

(3)	These fees were incurred primarily for services related to software licensing, discontinued operations and regulatory capital requirement advice.
Policy on Audit Committee Pre-Approval of Audit and Nonaudit Services of Independent Auditor
The Audit Committee's policy is to pre-approve all engagements of the Company's independent registered public accounting firm for audit and nonaudit services. The Audit Committee's pre-approval policy identifies specific services and assigns pre-approved spending thresholds for each group of nonaudit services. This policy works in conjunction with the Company's independent registered public accounting firm's annual audit services fee schedule, which is also approved by the Audit Committee. Any services not pre-approved or not covered by the policy or the audit services fee schedule are submitted to the Audit Committee's chairman, as the Audit Committee's designee, for review and approval and are subsequently ratified by the Audit Committee.

All services provided by PwC during the fiscal years ended December 31, 2013 and December 31, 2012 were pre-approved by the Audit Committee or its designee.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO RATIFY THE SELECTION OF PwC AS OUR COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the ownership of our common stock as of June 2, 2014 by the persons or groups of stockholders who are known to us to be the beneficial owners of 5% or more of our shares of common stock. The information regarding beneficial owners of 5% or more of our shares of common stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. (1)	5,599,839	6.1%
T. Rowe Price Associates, Inc. (2)	12,855,818	14.0%
The Vanguard Group (3)	5,779,750	6.3%
`
 _____________

(1)
According to a Schedule 13G/A filed January 28, 2014, as of December 31, 2013, BlackRock, Inc. is a parent holding company with sole voting power with respect to 5,223,305 shares and sole dispositive power with respect to 5,599,839 shares, reporting on behalf of certain related subsidiaries. The address of the principal business office of the reporting entity is 40 East 52nd Street, New York, New York 10022.

(2)
According to a Schedule 13G/A filed February 10, 2014, as of December 31, 2013, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. The Schedule 13G/A reports that, for purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities and that it has sole voting power with respect to 3,031,100 shares and sole dispositive power with respect to 12,855,818 shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of the principal business office of the reporting entity is 100 East Pratt Street, Baltimore, Maryland 21202.

(3)
According to a Schedule 13G/A filed February 12, 2014, as of December 31, 2013, these securities are owned by The Vanguard Group and two wholly-owned subsidiaries, Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), as investment managers of collective trust accounts and investment offerings. The Schedule 13G reports that VFTC is the beneficial owner of 52,978 shares and VIA is the beneficial owner of 6,000 shares. The Vanguard Group is a registered investment advisor and has sole voting power with respect to 58,978 shares, sole dispositive power with respect to 5,726,772 shares and shared dispositive power with respect to 52,978 shares. The address of the principal business office of the reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355.

Security Ownership of Management
The following table sets forth the total number of shares of our common stock beneficially owned and the percentage of the shares so owned as of June 2, 2014 by:

•	each director;

•	each executive officer named in the "Summary Compensation Table" on page 50 (each, a “named executive officer”); and

•	all directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual's spouse and subject to community property laws) over the shares listed. Shares subject to rights exercisable within 60 days after June 2, 2014 are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Stockholders	Number of shares of Common Stock	Percent if greater than 1%
Directors
J. David Chatham	45,223	—
Douglas C. Curling	28,976	—
John C. Dorman	18,976	—
Paul F. Folino	4,510	—
Anand K. Nallathambi	1,053,566	1.1%
Thomas C. O'Brien	28,721	—
D. Van Skilling (1)	93,564	—
Jaynie Miller Studenmund	23,432
David F. Walker	26,558	—
Mary Lee Widener	10,373	—
Named executive officers who are not directors
Frank D. Martell	217,449	—
Barry M. Sando	427,624	—
Stergios Theologides	86,702	—
George S. Livermore(2)	44,749	—
All directors and current executive officers as a group (13 persons)	2,065,674	2.2%

(1)
Includes 5,265 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of those shares. Also includes 11,110 shares held in two trusts for which Mr. Skilling serves as the trustee. In his capacity as trustee, Mr. Skilling has the power to direct the voting and disposition of those shares.

(2)	Mr. Livermore voluntarily resigned in September 2013. His amount includes his direct ownership as of the date of his last Form 4, filed on March 20, 2013.
The shares set forth in the table above include shares that the following directors and named executive officers, as well as directors and current executive officers as a group, have the right to acquire within 60 days of June 2, 2014 in the amounts set forth below:

Stockholders	Number of shares of Common Stock	Percent if greater than 1%
J. David Chatham	8,752	—
Anand K. Nallathambi	790,534	—
D. Van Skilling	13,147	—
Frank D. Martell	132,828	—
Barry M. Sando	321,581	—
Stergios Theologides	77,776	—
Directors and current executive officers as a group (13 persons)	1,344,618	1.4%

Corporate Governance and Board Matters
Committees of the Board of Directors
There are currently four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition Committee. In addition to the four standing committees, the Board may approve, and has from time to time approved, the creation of special committees to act on behalf of the Board.
During 2013, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was determined by the Board to be independent, as defined in the corporate governance rules of the NYSE for listed companies and in accordance with the categorical standards of independence included in our corporate governance guidelines as discussed below. The Board further determined that each member of the Audit Committee and the Compensation Committee met the additional independence standards applicable to those committees. Please see the section entitled "Independence of Directors" below for more information.
Audit Committee
The Company has a standing Audit Committee of the Board of Directors. The current members of the Audit Committee are Messrs. Walker (Chairman), Chatham, Dorman, Skilling and Ms. Widener. Mr. Skilling will be retiring from our Board and the Audit Committee immediately prior to the 2014 annual meeting of stockholders.
Our Board has determined that each of Messrs. Walker and Skilling is an “audit committee financial expert” within the meaning of the SEC's rules and regulations and that each of the members of our Audit Committee is "independent” under applicable SEC rules and the listing standards of the NYSE and “financially literate” under the listing standards of the NYSE.
The functions performed by this committee include, but are not limited to:

•	overseeing the integrity of the Company's financial reporting processes in consultation with the independent auditor, management and the Company's internal audit function;

•	reviewing internal auditing procedures and results;

•	selecting our independent registered public accounting firm;

•
engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control the Company's major risk exposures;

•	reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing the Company's compliance with legal and regulatory matters;

•	discussing with management, internal audit and external advisors the state of internal controls and management tone;

•	directing and supervising investigations into matters within the scope of its duties; and

•	reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

During 2013, our Audit Committee met eight times. The committee's charter is posted on the Investors section of our web site under Corporate Governance at www.corelogic.com.

Compensation Committee
The current members of the Compensation Committee are Messrs. Folino (Chairman), Chatham, O'Brien, Skilling and Ms. Studenmund. Mr. Skilling will be retiring from our Board and the Compensation Committee immediately prior to the 2014 annual meeting of stockholders. In addition, Mr. Chatham will replace Mr. Folino as chair of the Compensation Committee upon Mr. Folino's appointment as Chairman of the Board following our 2014 annual meeting.
In making its independence determination for each member of the Compensation Committee as described above, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. In addition, our Board has determined that each of Messrs. Folino, Chatham, O’Brien, Skilling and Ms. Studenmund is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
The functions of this committee include, but are not limited to:

•	establishing and reviewing the compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Company's chief executive officer, including annual performance objectives and evaluating the Company's chief executive officer in light of those objectives;

•
establishing the Company's compensation policies and procedures with respect to our executive officers, including bonus awards, monitoring our incentive and equity compensation plans and making recommendations to the Board regarding director compensation;

•	monitoring compliance with the rules and guidelines of the Company's equity-based plans;

•	reviewing and monitoring the Company's employee retirement and benefit plans; and

•	reviewing the Compensation Discussion and Analysis contained in the Company's proxy statements and preparing the Compensation Committee Report for inclusion in the Company's proxy statements.
During 2013, the Compensation Committee met six times. The committee's charter is posted on the Investors section of our Web site under Corporate Governance at www.corelogic.com.
The Compensation Committee has the authority to delegate responsibilities to a subcommittee of one or more members of the Compensation Committee, who must regularly report on their activities to the Compensation Committee as a whole. The Compensation Committee has not delegated any of its authority to a subcommittee. The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on the compensation of our executive officers and directors. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Operating and Financial Officer, Senior Vice President, Human Resources and our General Counsel when making decisions regarding compensation matters. During 2013, Steven Hall attended six Compensation Committee meetings.
During 2013, Steven Hall provided:

•	advice on the selection of a peer group of companies for executive compensation comparison purposes;

•	comparative market data on board of director compensation practices and programs of peer companies and competitors;

•	guidance on industry best practices and emerging trends and developments in executive and board of director compensation;

•	analysis of pay survey data; and

•
advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) long-term incentive awards.

Steven Hall performed no additional services for the Company, and the Compensation Committee does not believe that the services performed by Steven Hall raised any conflict of interest.
In addition, the Company has engaged Mercer LLC ("Mercer") to provide certain compensation-related services. In 2013, Mercer assisted the Company with the selection of a peer group of companies, advised on industry best practices and emerging trends in executive compensation, prepared pay survey data and made recommendations on the structuring of compensation programs. In connection with its engagement, Mercer attended one meeting of the Compensation Committee. Mercer performed no additional services for the Company, and the Compensation Committee does not believe that the services performed by Mercer raised any conflict of interest.
Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee's processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Company's and the Compensation Committee's compensation consultants in determining executive compensation is included in the Compensation Discussion and Analysis, beginning on page 35. Additional information concerning the Compensation Committee's processes and procedures and consideration and determination of non-employee director compensation is included in the section entitled Director Compensation for 2013, beginning on page 67.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Messrs. O'Brien (Chairman), Chatham, Curling and Skilling. Mr. Skilling will be retiring from our Board and the Nominating and Corporate Governance Committee immediately prior to the 2014 annual meeting of stockholders.
This committee is responsible for:

•	identifying individuals qualified to become directors of our Company;

•	recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly created directorships;

•	overseeing the evaluation of the Board; and

•	developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company.
The Nominating and Corporate Governance Committee held four meetings during 2013. The committee's charter is posted on the Investors section of our Web site under Corporate Governance at www.corelogic.com.
The committee has adopted procedures by which certain stockholders of the Company may recommend director nominees to the Board. In particular, the committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of the Company's outstanding common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to the secretary of the Company at our address indicated on the first page of this proxy statement. The committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.
While the committee has no specific minimum qualifications in evaluating a director candidate, the committee takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the committee may adjust its evaluation process for the designated candidates to reflect the Company's contractual obligations with respect to their nomination. The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.
The Company does not have a formal policy for the consideration of diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the committee makes recommendations, as the committee deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.
During 2013, the Nominating and Corporate Governance Committee presided over the process of selecting Mr. Skilling's successor as Chairman of the Board. The committee considered whether the successor should be chosen from among the existing independent directors or whether to conduct an external search. The committee concluded that it was important that the successor be familiar with the Company, management and the remaining Board members and that there were a sufficient number of qualified board chair candidates among the existing independent directors. Accordingly, the committee focused its efforts on the current independent members of the Board and did not conduct an external search.
The committee took into account all factors it considered appropriate in identifying and evaluating candidates for Chairman, including: the ability to do the job, prior board experience with a public company, proximity to the Company's headquarters, the candidate's desire to serve in the position, ability to forge a consensus, history with the Company and familiarity with management and the other directors and experience leading a business in a senior management role. The committee's selection process included discussions with each director and certain members of management about potential candidates and their qualifications in light of these criteria. As the outcome of this selection process, the committee recommended, and the Board approved, the selection of Paul F. Folino to serve as Chairman of the Board following our 2014 annual meeting of stockholders. In addition, the committee recommended, and the Board approved that, effective upon Mr. Skilling's retirement, the size of the Board be reduced from ten to nine directors immediately prior to the annual meeting.

Acquisition Committee

The current members of the Acquisition Committee are Messrs. Skilling (Chairman), Curling, Folino, Nallathambi
and Walker. Mr. Skilling will be retiring from our Board and the Acquisition Committee immediately prior to the 2014 annual meeting. The Acquisition Committee has the authority to review, authorize and approve certain acquisition, divestiture and investment transactions proposed by the Company’s management which are below a certain size and which do not involve equity of the Company. This committee held no meetings during 2013.
Independence of Directors
Pursuant to corporate governance rules of the NYSE, a majority of the Board must be independent. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist in its determination of director independence, the Board has adopted categorical director independence standards, which are contained in the Company's Corporate Governance Guidelines. The Corporate Governance Guidelines are available to stockholders on the Investors section of our Web site under Corporate Governance at www.corelogic.com.
In accordance with the NYSE rules, the Board has affirmatively determined that each of Messrs. Chatham, Curling, Dorman, Folino, O'Brien, Skilling, Walker, and Ms. Studenmund and Ms. Widener is “independent” as that term is defined in the corporate governance rules of the NYSE for listed companies. Mr. Nallathambi is considered an inside director because he is employed by the Company as a senior executive.
Mr. Curling disclosed to the Company that (i) he currently serves on an advisory board for Decision Insight Information Group, the parent company of DataQuick Information Systems, Inc. , which was one of the Company's data resellers, and the parent company of DataQuick Lending Solutions, Inc., which also competed with certain of the Company's businesses, and (ii) he currently is a principal in New Kent Consulting LLC, a firm whose other professionals may from time to time perform consulting services for clients in areas that compete with the Company's current or planned businesses. On March 25, 2014, the Company acquired DataQuick Information Systems, and the credit, flood and automated valuation model services operations of DataQuick Lending Solutions from Decision Insight Information Group.
The Board evaluated these potential conflicts of interest and considered appropriate processes to mitigate them. Based on this evaluation and the Board's perception of the value that Mr. Curling's service would provide to the Company and its stockholders, the Board elected to waive certain provisions of the Company's Code of Ethics and Conduct that could be implicated by Mr. Curling's relationships with Decision Insight Information Group and New Kent Consulting LLC.
Board Leadership Structure; Meetings of Independent Directors
The offices of Chief Executive Officer and Chairman are separate. Mr. Skilling was appointed as Chairman in May 2011. In 2012, Mr. Skilling, announced his intention to retire from our Board immediately prior to the 2014 annual meeting. During 2013, the Nominating and Corporate Governance Committee presided over the process of selecting Mr. Skilling's successor as Chairman. The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the selection of Paul F. Folino to serve as Chairman of the Board following our 2014 annual meeting of stockholders. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer continues to be appropriate as it allows our

Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions.
Our Corporate Governance Guidelines provide that the Board shall annually elect a lead director by a majority vote of the independent directors unless the Chairperson of the Board is an independent director, in which case the Chairperson of the Board will perform the functions of a lead director and no lead director shall be elected. Mr. Skilling, an independent director, is the current Chairman and as a result we do not currently have a lead director. Mr. Folino is also an independent director, and therefore, we will not have a lead director once Mr. Folino is appointed as Chairman. The Board feels that having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board, which are those directors who are not officers of the Company. In 2013, the non-management directors met five times in executive session without management present. The Chairman chairs and coordinates the agenda for these executive sessions of the non-management directors.
Risk Oversight
To maximize long-term stockholder value, the Board's responsibilities in overseeing the Company's businesses include oversight of the Company's key risks and management's processes and controls to regulate them appropriately. The Company's management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.
Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee Charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•	having responsibility for the internal audit function, with that function reporting directly to the committee;

•	overseeing the independent registered public accounting firm;

•	receiving reports from management and the internal audit function regarding the adequacy and effectiveness of various internal controls;

•	reviewing periodically with counsel legal and regulatory matters that could have a significant impact on the Company and could indicate emerging areas of risk;

•	overseeing the Company's compliance program with respect to legal and regulatory requirements and risks; and

•
discussing with management and the independent auditor the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management (including the Chief Executive Officer, the Chief Operating and Financial Officer, the Controller, the General Counsel and the Chief Compliance Officer) and internal and external auditors regarding the Company's enterprise risk management program, compliance program, information security and business continuity programs, extraordinary claims and losses and significant litigation.
Separately, the Compensation Committee oversees the Company's compensation policies and practices and has assessed whether the Company's compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. In arriving at that conclusion, the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in equity, which is either time-vested or tied to the achievement of long-term Company objectives; the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that the Company employs and the approval process for certain compensation-related activities.
Anti-Hedging and Pledging Policy
The Company maintains a policy that prohibits executive officer and director transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Board Meetings and Attendance
Our Board held 11 meetings during 2013. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees (if any) on which the director served during his or her respective tenure on the Board. From time to time, our Board also acts by unanimous written consent as permitted by the Company's Bylaws and the Delaware General Corporation Law.

Code of Ethics

The Board has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted on the Investors section of the Company's Web site under Corporate Governance at www.corelogic.com. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted under "Investors--Corporate Governance" on the Web site at the address stated above. If the Company waives or amends any provisions of these codes of ethics that apply to the Company's directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, it will disclose such waivers or amendments on the Company's Web site, at the address and location specified above, to the extent required by applicable SEC and NYSE Rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted on the Investors section of our Web site under Corporate Governance at www.corelogic.com. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.
Director Attendance at Annual Meetings
We encourage our directors to attend the annual meetings of our stockholders, either in person or telephonically. All nine of the Company's directors nominated for election in 2014 attended the 2013 annual meeting.
Stockholder and Interested Party Communications with Directors
Stockholders and other interested parties may communicate directly with members of the Board, including the lead director (if any) or any of the other non-management or non-executive directors of our Company (individually or as a group) by writing to such director(s) at the business addresses provided on the Investors section of our Web site under each director's name in the Corporate Governance section at www.corelogic.com. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.
The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees or third parties of concerns regarding questionable accounting or auditing matters or other ethics and compliance-related matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or concerns or complaints may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.
Transactions with Management and Others

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Board or the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in any consecutive 12-month period in which the Company is a participant and any related person has a direct or indirect material interest. A related person includes a director, nominee for election as a director, executive officer, person controlling over 5% of the Company's common stock and the immediate family members of each of these individuals. Once a transaction has been determined to require approval, the transaction will be reviewed and approved by either the Board or the Nominating and Corporate Governance Committee. The Board or the Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to the Company and related person.
If a related party transaction is not pre-approved, then it must be brought to the Board or the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Board or the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the Chairman of the Board or the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.
The following types of transactions do not require pre-approval:

•	compensatory arrangements for service as an officer or director of the Company, provided such compensation is approved by the Compensation Committee;

•	transactions between the Company and its affiliates (other than directors and officers);

•
transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with the Company;

•	ordinary course transactions involving annual payments of $100,000 or less; or

•
transactions involving indebtedness between the Company and a beneficial owner of more than 5% of the Company's common stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of the Company or an immediate family member thereof.

The Company has entered into the transaction discussed below, which has been approved or ratified in accordance with our related party transactions policy.

T. Rowe Price Associates, Inc. beneficially owns greater than 5% of our common stock and is therefore a related party. During 2013, T. Rowe Price Associates, Inc. or its affiliates purchased approximately $207,500 of data, analytics and other Company products pursuant to a contract entered into on an arm's-length basis.

Executive Officers
The following provides information regarding the Company's current executive officers.

Name	Position(s) Held	Age
Anand K. Nallathambi	President and Chief Executive Officer	52
Frank D. Martell	Chief Operating and Financial Officer	54
Barry M. Sando	Group Executive and Executive Vice President for Technology and Processing Solutions and Asset Management and Processing Solutions	54
Stergios Theologides	Senior Vice President, General Counsel and Secretary	47
Officers of the Company are appointed annually by the Board.

•	Anand K. Nallathambi's biography is set forth under the heading Proposal 1 - Election of Directors above.

•
Frank D. Martell was appointed as the Company's Chief Operating and Financial Officer effective June 16, 2014, after serving as the Company's Chief Financial Officer since August 2011. From July 2010 to August 2011, Mr. Martell was president and chief executive officer for Western Institutional Review Board, a leading provider of review, approval and oversight for clinical research studies involving human subjects. Mr. Martell served as a director of Western Institutional Review Board from December 2010 to December 2011. Previously, Mr. Martell served as chief financial officer from October 2009 to June 2010 for Advantage Sales and Marketing, a retail merchandising and marketing services company. From January 2007 to September 2009, Mr. Martell served as executive vice president and chief financial officer for Information Services Group, Inc., a technology insight, market intelligence and advisory services company, where he was responsible for global financial management, investor and rating agency relations and information technology operations. From 1996 to 2006, Mr. Martell held a number of leadership positions for ACNielsen Corporation, including vice president and treasurer, as well as chief financial officer, chief operating officer and president of Asia Pacific & Emerging Markets, executive vice president, marketing information group, and chief operating officer of ACNielsen and president Europe, Middle East & Africa. Mr. Martell has served as a member of the Operating Advisory Board of BV Investment Partners L.P. since January 2012.

•
Barry M. Sando has served as the Company's Group Executive and Executive Vice President for the businesses currently comprising the Company's technology and processing solutions and asset management and processing solutions segments, formerly known as the mortgage origination services, default services and business and information services segments, since June 2010. From 1997 to June 2010, Mr. Sando was president of the information and outsourcing solutions business segment of FAC. He also served as president of FAC's flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997 and was employed by FAC's tax service subsidiary from 1991 to 1995.

•
Stergios Theologides has served as the Company's Senior Vice President, General Counsel and Secretary since June 2010. Mr. Theologides served as senior vice president and general counsel of the information solutions group of FAC from November 2009 until June 2010. Mr. Theologides served as the executive vice president and general counsel of Morgan Stanley's U.S. residential mortgage business from 2007 to 2009, overseeing legal, compliance, operational risk, fraud prevention, quality assurance and consumer and community affairs for Morgan Stanley's mortgage origination and servicing platforms. From 1998 to 2007, Mr. Theologides was the executive vice president and general counsel of New Century Financial Corporation ("New Century"). At New Century, Mr. Theologides oversaw legal, compliance, privacy, security, consumer relations and government affairs. New Century filed for bankruptcy protection in April 2007 and was ultimately liquidated. Mr. Theologides began his career as a corporate and securities lawyer at O'Melveny & Myers LLP.

Compensation Discussion and Analysis
This discussion and analysis of the compensation program for our named executive officers should be read in conjunction with the tables and text contained elsewhere in this proxy statement that describe the compensation awarded to, earned by or paid to the named executive officers in 2013.
Our Compensation Discussion and Analysis (“CD&A”) describes the Compensation Committee's (the “Committee's”) compensation philosophy, objectives, policies and decisions for the 2013 named executive officers (“NEOs”) listed below. The four NEOs in office at the end of 2013 were the only individuals serving as our executive officers at the end of 2013.

Named Executive Officer	Position as of December 31, 2013
Anand K. Nallathambi	President and Chief Executive Officer
Frank D. Martell (1)	Chief Financial Officer
Barry M. Sando	Group Executive and Executive Vice President for Technology and Processing Solutions and Asset Management and Processing Solutions
Stergios Theologides	Senior Vice President, General Counsel and Secretary
George Livermore (2)	Former Group Executive and Executive Vice President, Global Sales and Client Strategy
___________
(1) Mr. Martell was appointed as the Company's Chief Operating and Financial Officer effective June 16, 2014.
(2)    Mr. Livermore voluntarily resigned September 27, 2013.

Executive Summary
The Company achieved strong financial results in 2013, delivering record revenues, operating and net income from continuing operations despite an estimated 20% loan origination market decline. These record results were due to growth in our core segments through market share gains and acquisition activity despite market conditions. Additionally, the Company benefited from productivity gains from its cost reduction initiatives. The strong performance generated substantial cash flows which allowed CoreLogic to repurchase over eight million shares.
CoreLogic’s financial results and strategic actions also translated into another year of strong stockholder returns. The Company’s stock began the year at $26.92 per share and ended 2013 at $35.53 per share - a 32% increase following a 108% increase in 2012 -- demonstrating the Company’s ability to sustain multi-year share price growth in the face of ongoing external market challenges.
Financial Results, Operational Improvements, Strategic Initiatives and Accomplishments
The Company delivered strong financial results from continuing operations in 2013. Revenues increased by 8% despite an estimated 20% decline in loan origination volumes, while net income from continuing operations increased by 43%. Our Technology and Processing Solutions (TPS) segment experienced significant market share gains while our Data & Analytics (D&A) segment delivered solid growth in geospatial analytics and property information revenues. Concurrently, we invested in areas of strategic growth and operational excellence that we believe will support long-term, sustainable value creation for our stockholders. In 2013, our executive leadership team continued to execute our long-term strategic plan, which focuses on growth and scale in our core business segments, transformation of our cost structure to best in class, operational excellence to drive productivity, and positioning the Company to capitalize on our competitive strengths. Key 2013 strategic actions included:

•
Restructuring the business into two segments to accelerate the Company’s growth around a set of core businesses uniquely positioned to capitalize on competitive strengths in data and analytics, payment processing, and data-enabled services.

•	Deciding to divest our AMPS segment.

•
Adding scale and operating leverage to TPS by acquiring the flood zone determination and tax processing services assets and operating platforms from Bank of America and the flood and credit business lines from DataQuick Lending Solutions.

•	Delivering $22 million of cost savings in 2013 through our ongoing cost-reduction program.

•	Returning capital to stockholders by repurchasing 8.1 million shares of common stock.

•	Advancing our technology transformation initiative which focuses on consolidating processing platforms and transitioning legacy data centers and applications to a private cloud-based environment.

•
Agreeing to acquire Marshall & Swift/Boeckh and DataQuick Information Systems which significantly expands our footprint in the property and casualty insurance vertical and adds additional scale to our property data and analytics business. This acquisition successfully closed on March 25, 2014.

The 2013 named executive officer performance and pay levels reflect our AMPS segment results. AMPS is classified as held-for-sale as of December 31, 2013, and therefore is included in discontinued operations within our audited financial statements. The Compensation Committee determined to include the financial results from AMPS as the segment was part of the Company for the full year, and results achieved reflect management’s ability to deliver against the expected performance. Consequently, financial results noted below in the body of the CD&A have been adjusted to reflect CoreLogic’s full-year 2013 results including the AMPS business and will not align with the as-reported financial statements. With this lens on performance, the D&A and TPS businesses performed well and saw growth, while the AMPS business underperformed expectations and also brought down total corporate performance due to continued declines in default market volumes as the housing sector continues to improve.

Executive Compensation Program Rewards Strong Financial Results and Incorporates Full 2013 Business Portfolio

Our Company's primary objective is to achieve sustainable, profitable growth with strong long-term stockholder returns within a culture of prudent risk management. To incent balanced stock price and financial performance, we believe that we should closely link executive compensation to Company performance.

The Company's underlying pay-for-performance compensation approach is intended to reflect both below- and above-expected performance results. For example, in 2012, most NEOs (including the CEO) received annual incentives that were above target levels to reward their contributions to the Company’s outstanding performance. For 2013, NEOs received payouts at just below target levels, reflective of the Company’s mixed performance by business segment, as illustrated below:

Financial Performance Metric	Budget (In millions, except percentages)	Actual 2013 Results Including AMPS (In millions, except percentages)	Percentage Achieved
2013 Corporate Revenue	$1,620	$1,597.5	99%
2013 Corporate adjusted EBITDA	$486	$470.8	97%
2013 Corporate adjusted EBITDA margin	30%	29.5%	98%
2013 Corporate adjusted Free Cash Flow	$243	$247	102%

As a result of our 2013 performance, which includes the discontinued AMPS business’ results and as described in more detail below, our CEO and other named executives received annual cash incentive awards for 2013 at approximately 95% of target levels pursuant to the terms of our bonus plan. Please see our Form 8-K and related press release filed on February 25, 2014 for a detailed reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure, but note that the AMPS business results are not reflected in these “as reported” results from continuing operations.

In addition to the annual plan, we believe our executives have strong alignment with our stockholders due to our emphasis on long-term equity-based compensation, where 50% of the grant date target award values are in the form of performance-based restricted stock units (PBRSUs) that require achievement of long-term performance goals. For 2013, we introduced a new PBRSU plan that requires achievement of adjusted EPS goals over a three-year period. The number of shares earned is also modified by CoreLogic’s relative total stockholder return (TSR) over the same three-year period, thereby providing additional alignment with stockholder outcomes. Thirty percent of the grant date target equity award values are in the form of stock options, which only have value if the stock price exceeds the date of grant price, which also provides alignment with stockholders. Finally, 20% of the grant date target long-term incentive award value is in the form of time-vested RSUs, which require ongoing service to vest and have direct alignment with stockholder value creation because executives’ value realized is the same as long-term holders of CoreLogic’s stock.

Key Elements of Executive Compensation Program and Strategy
The Committee weighted the mix of NEO compensation elements heavily towards variable, performance-based pay. The Committee took the following actions in furtherance of our commitment to a pay-for-performance compensation philosophy:

Program or Policy
Rewards Strategy	•	Maintained a market-based rewards strategy that links total compensation to Company's operating results and share price performance.
	•	Positioned target compensation around market median.
Peer Group	•	Set compensation and pay policies and practices following a comparison against a market peer group that includes companies with whom we compete for talent and are of a generally comparable size.
Base Salaries	•	Maintained 2013 salaries at 2012 levels to demonstrate emphasis on performance-based pay and to control fixed costs
•
For 2014, except with respect to Mr. Martell in connection with his promotion to Chief Operating and Financial Officer effective June 16, 2014, continued with no changes to named executive officer salaries despite another year of strong performance.

Annual Incentive Bonus (Incentive Compensation Plan, or ICP)	•
Maintained a balance of four key metrics (revenue, adjusted EBITDA, adjusted EBITDA margins, and free cash flow) as was used in 2012; the Company will continue to use revenue, adjusted EBITDA and free cash flow metrics in 2014.

Long-Term Incentives (LTI)	•
Continued to emphasize LTI compensation, particularly performance-based awards, as the majority of total target compensation for our CEO and the largest component of total target compensation for our other NEOs.

•
Introduced a new performance-based LTI program in 2013 which measures achievement of CoreLogic EPS goals over a three-year period and modifies the end number of shares earned based on a relative total stockholder return (TSR) modifier. This new design is intended to recognize the importance of relative as well as absolute performance in a volatile industry with goal-setting challenges and to provide alignment with stockholder performance

Retirement Programs	•	Aligned overall plans with the market. The supplemental executive retirement program that the Committee froze in 2010 remains closed to new participants.
Executive Perquisites	•	Provided very limited perquisites, which include executive life insurance.
Governance / Other	•	Maintained stock ownership guidelines and share retention requirements for NEOs.
	•	Our annual and long-term incentive plan award agreements have recoupment provisions.
	•	No tax gross-ups for change in control compensation.
	•	Prohibits executive officers from engaging in hedging transactions in put options, call options or other derivative securities, and from pledging Company securities as collateral for loans.
	•	Our executive employment agreements or change in control agreements do not provide single-trigger severance payments.
	•	Reviewed an annual risk assessment of compensation plans, to ensure that incentive compensation plans do not create an incentive for participants to take excessive risks.

Our Compensation Philosophy and Objectives

The Committee's executive compensation decisions reflected its compensation philosophy of:

•	Paying for performance;

•	Attracting, motivating and retaining highly qualified executive officers critical to our long-term success;

•	Aligning the interests of our executive officers with the interests of our stockholders;

•
Rewarding executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but that we believe will position the Company for enhanced results in future periods; and

•	Encouraging strategic long-term development and investment in the business.
We believe our compensation philosophy plays a vital role in achieving our commitment to stockholders. Superior execution by senior leadership is critical to achieving and maintaining consistent, outstanding annual and long-term financial performance. The Committee has designed our NEO compensation program to enhance stockholder value by ensuring that a large part of compensation is variable and equity-based aligned to the Company's performance. The target pay mix for the Company's Chief Executive Officer and the next three highest paid named executive officers in 2013 is displayed in the chart below:

Pay Mix
Chief Executive Officer
Base Salary
15%
Target
Bonus
19%
Long-Term
Incentives
66%

Average Pay Mix
CFO, Group Executive and SVP General Counsel

Base Salary
27%
Target
Bonus
28%
Long-Term
Incentives
45%

In addition, a named executive officer's rewards are also partially influenced by (i) the performance of the officer's business unit or function and (ii) a subjective review of the individual named executive officer's performance against major key business objectives.

Our Compensation Program Governance Practices
The Committee’s governance practices provide for annual review of our executive compensation programs to ensure they support our compensation philosophy and ultimately serve the best interests of our stockholders. Key attributes of our compensation program governance are:

•	Evaluating Company and business line performance against target performance;

•	Establishing annual target performance levels that challenge management to continue to improve our revenue, profitability and cash flow;

•	Peer group analysis;

•	Evaluating individual performance;

•	Risk management;

•	Adopting emerging best practices in compensation and governance; and

•	Receiving independent compensation consultant advice.

The following table lists each material element of our executive compensation program, the compensation program objectives that it is designed to achieve, and how our compensation philosophy guided the Committee's 2013 compensation actions.

	Pay for Performance	Attract, Motivate & Retain Highly Qualified Executives with Competitive Pay	Align Executives' Interests with Stockholders'	Encouraging Strategic Long-Term Investment in the Business
Base Salaries/Merit Increases	•	•
Annual Incentive Compensation Plan	•	•	•
Long-Term Incentives	•	•	•	•
Retirement Plans		•

2013 Say-on-Pay Votes on Compensation Decisions

Our stockholders are provided with an opportunity to cast an annual advisory vote on our executive compensation program through the say-on-pay proposal. At the 2013 Annual Meeting of Stockholders, approximately 99% of the votes cast supported our say-on-pay proposal. The Committee views this to be a very strong vote outcome which reinforces the Committee’s belief in the underlying philosophies and designs of CoreLogic’s executive compensation program. Further modifications made for 2013 and 2014 performance years continue to strengthen the pay for performance relationship and focus on building stockholder value. The Committee will continue to consider the outcome of the Company's say-on-pay proposals when making future compensation decisions for our named executive officers.

Role of the Compensation Committee and the Chief Executive Officer
The Committee is composed of independent members of our Board. The Committee reviews and approves named executive officer base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of named executive officer compensation, in part by reviewing compensation data from comparable companies and from relevant surveys.
Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other named executive officers are made by the Committee after considering recommendations from the Chief Executive Officer as appropriate, as well as input from the Committee's independent compensation consultant. No executive officer controls his or her own compensation. The Company's Chairman, Chief Executive Officer, and, as appropriate, its General Counsel, Chief Operating and Financial Officer and Chief Human Resources Officer, may attend the portion of the Committee's meetings where individual named executive officer performance is discussed. Only Committee members may vote on named executive officer compensation decisions.
The Committee meets in executive session with its independent compensation consultant at most meetings.

Role of Independent Compensation Consultant

The Compensation Committee has retained Steven Hall as its independent compensation consultant to advise on the compensation of our named executive officers. The Committee's independent compensation consultant generally advises the Committee on the appropriateness of the Company's compensation philosophy, peer group selection and general executive compensation program design. During 2013, as part of its engagement with the Committee, Steven Hall:

•	advised on the selection of a peer group of companies for executive compensation comparison purposes;

•	provided guidance on industry best practices and emerging trends and developments in executive officer compensation;

•	reviewed director compensation;

•	analyzed pay survey data; and

•
advised on determining the total compensation of each of our named executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) long-term incentive awards.

The Committee retained its independent compensation consultant directly, although in carrying out assignments, the independent compensation consultant also interacted with Company management to the extent necessary and appropriate. The independent compensation consultant performed no additional services for the Company, and the Committee does not believe the independent compensation consultant's work has raised any conflict of interest. The Committee has the sole authority to select, retain, and terminate the independent compensation consultant, as the Committee deems appropriate.

Commitment to Pay for Performance as Reflected in Compensation Actions for Named Executives
The guiding principle of our executive compensation philosophy is to “pay for performance.” This philosophy forms the basis for our executive compensation program design, performance target setting, and the Committee's determination of compensation levels. To ensure responsible levels of executive compensation, the Committee evaluates the performance of the individual and the Company as a whole when determining incentive pay for executive officers. We believe this approach aligns compensation decisions with the long-term interests of the Company and its stockholders. One example of the Company's commitment to paying for performance is that salaries were frozen in 2012 after a challenging 2011. Despite strong 2012 performance, executive officer salaries remained unchanged for 2013 and similarly despite continuing strong performance will not increase in 2014.
CoreLogic's revenue, adjusted EBITDA results, and adjusted EBITDA margin performance fell just short of target performance levels, at 99%, 97%, and 98%, respectively. Free cash flow exceeded goals by just under 2%. As a result of this near-target performance, annual Incentive Compensation Plan (“ICP”) awards for named executive officers were paid out at 95% of target. Our CEO received a 2013 annual cash bonus of $953,650.
CoreLogic's long-term incentive plans are also aligned to the pay-for-performance approach. The Company's primary equity vehicles are performance-based long-term incentives and stock options, which require executive leadership to drive financial performance and stockholder return to earn target levels of long-term incentive award payouts.
Another example of the pay for performance philosophy is illustrated in the PBRSUs granted in 2011. The 2011 PBRSUs were tied to aggressive long-term adjusted EPS and adjusted EBITDA per share goals that were measured at the end of 2013 (i.e., a 3-year performance cycle measured at the end of the third year). The 2013 targets required more than an 85% increase in adjusted EPS in 2013 compared to 2010 levels and a 29% increase in adjusted EBITDA per share for the same period. Based on actual results achievement of $1.87 in adjusted EPS and $4.85 in adjusted EBITDA per share, the plan paid at 168.7% of the target number of shares. The equity basis for the awards also provides alignment with stockholders and the ability to share in stock price appreciation and suffer from stock price declines in the same manner as stockholders. The 2011 grants were granted at a stock price of $17.24. On December 31, 2013, the Company’s stock price was $35.53. Stockholders and PBRSU recipients experienced a 106% gain in the value of the stock over that period due to performance delivered by management. Please see our Form 8-K and related press release filed on February 25, 2014 for a detailed reconciliation of adjusted EPS and adjusted EBITDA to the most directly comparable GAAP financial measure, but note that the AMPS business results are not reflected in these “as reported” results from continuing operations.

Pay Levels and Benchmarking
The Committee determines overall NEO compensation levels based on several factors, including each individual's role and responsibility within the Company, each individual's experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions and performance of the individual and the Company as a whole.
In order to establish competitive compensation practices, the Committee relies primarily upon data compiled from public filings of selected companies (“comparator companies”) that it considers appropriate comparators for these purposes. The comparator companies the Committee used for 2013 compensation are identified below. In addition, the Company considers nationally-recognized survey data published by consulting firms such as Towers Watson and Mercer. The Committee considers compensation survey data that is scoped to a comparable revenue size for the Company, and is primarily general industry survey data. However, high technology segment survey data may be used periodically.
The Committee selected the comparator companies based on similarities of business lines and comparable financial measures such as revenues, market capitalization and margins. The Committee used the comparator companies in CoreLogic's 2013 peer group as a market reference point for March 2013 compensation decisions.
The 2013 peer group consisted of the following companies: Acxiom, Alliance Data Systems, Broadridge Financial Solutions, Ciber, CSG Systems, DST Systems, Dun & Bradstreet, Equifax, Fair Isaac, Fidelity National Information Services, Fiserv, Gartner, Henry (Jack) & Associates, IHS, Lender Processing Services, Sapient, Syntel, and Verisk Analytics.
These companies will also be used as our 2014 peer group (although Lender Processing Services has been removed for 2014 due to its acquisition by Fidelity National Financial).
After considering the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determined each individual named executive officer's target total compensation opportunity based on Company and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Committee primarily examines the relationship of each named executive officer's base salary, target annual incentive bonus opportunity and long-term incentive opportunity to market median data. The Committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data. Accordingly, total compensation for specific individuals or roles will vary based on Company and individual performance, scope of responsibilities, tenure, experience, comparisons with other executives within the Company, institutional knowledge, external market compensation data, and/or difficulty in recruiting a replacement executive officer. For 2013, the aggregate target total compensation for CoreLogic's named executive officers was positioned slightly higher than the market median.

Compensation Structure
The Company's named executive officer compensation program consists of three main elements:
Base Salary: fixed pay that takes into account an individual's role and responsibilities, experience, expertise and performance and is designed to compensate individuals for their expected day-to-day performance;
Annual Incentive Bonus: cash-based variable pay designed to reward named executive officers primarily based on annual Company performance; and
Long-Term Incentives: stock-based awards that are designed to align our executive officers' incentives with the long-term performance of the Company.
Pay Mix
The Committee has designed the Company's compensation structure to focus our named executive officers on total Company performance and has weighted their pay mix heavily on performance-based incentive pay. The Committee believes that the overall pay mix and emphasis on long-term incentives, together with our stock ownership guidelines and retention requirements, limits concerns of taking excessive business risks to enhance short-term reward outcomes. By following this balanced approach, the Committee endeavors to provide our named executive officers with a measure of security with respect to the minimum level of compensation to be received through base salaries, while motivating them to focus on the business metrics that we believe will produce a high level of performance for the Company with corresponding increases in stockholder value. The Committee also seeks to provide an incentive for performance, while simultaneously reducing the risk of loss of top executive talent to competitors.
Base Salary
The Committee sets named executive officer base salaries based on the individual's position and current and sustained individual performance. Base salaries are paid in cash, reflect the executive officer's experience and level of responsibility, and together with annual incentive awards, are intended to be competitive with annual compensation for comparable positions with comparator companies and/or the broader market. The Committee reviews base salaries annually and adjusts them, if appropriate, based on factors such as the Company's, the business unit's and the individual executive's overall performance, changes to the executive officer's roles and responsibilities, the executive officer's length of service, and his or her base salary relative to those of similar individuals in peer companies or the broader market.

The Committee does not specifically weigh any one factor in setting base salaries, but makes a subjective judgment based on a consideration of various factors. Although the Committee generally targets base salaries at market median or below based on the Company's peer group and relevant compensation survey data, the Committee also takes into account the factors described above, as well as the named executive officer's potential as a key contributor and the potential cost of replacing the executive officer.
Other than for new hires and changes to an executive officer's roles and responsibilities, the Committee generally determines named executive officer base salaries in the first quarter each year. Following a market compensation assessment, in March 2013 the Committee chose to maintain base salaries for the named executive officers at the 2012 levels in order to reinforce the need to manage fixed costs and place a greater emphasis on paying for performance. For 2014, except with respect to Mr. Martell, the Committee also elected to maintain base salaries for the named executive officers despite strong performance again in 2013.
The base salaries of the named executive officers from 2012, 2013 and 2014 are as follows:

Named Executive Officer	2012 Base Salary	2013 Base Salary		2014 Base Salary		Percent Increase
Anand Nallathambi	$800,000	$800,000		$800,000		0
Frank D. Martell	$550,000	$550,000		$550,000	(1)	0
Barry M. Sando	$500,000	$500,000		$500,000		0
Stergios Theologides	$350,000	$350,000		$350,000		0
George S. Livermore	$500,000	$417,308	(2)	$—		0

(1)	In connection with Mr. Martell's appointment as Chief Operating and Financial Officer effective June 16, 2014, his 2014 base salary was increased to $650,000.

(2)	Mr. Livermore voluntarily resigned on September 27, 2013. Salary shown represents pro rata pay for the time in the role.

Annual Incentive Bonus
The annual incentive bonus is a critical component of the named executive officer compensation program, rewarding executive officers primarily based on annual performance of the Company. When considered in combination with other compensation components, the annual incentive bonus ensures balanced emphasis on growth initiatives and prudent risk taking, while remaining consistent with the Company's emphasis on long-term incentives as opposed to short-term cash payouts.
As part of the rewards strategy, the Committee first establishes target bonus opportunities at levels generally aligned with market median annual incentive opportunities. Next, the Committee awards performance units under the 2011 Plan in order to permit the Company to deduct for tax purposes the entire amount of the annual bonus under Section 162(m) of the Code. Unlike PBRSUs or RSUs, the performance units are not equity-based awards, but are instead used as a vehicle to determine the amount of each named executive officer's annual bonus in a manner intended to comply with Section 162(m) of the Code. The number of performance units awarded to each named executive officer is established at twice the target bonus opportunity that is payable to the named executive officer if specified performance measures are achieved. Then, after the year has ended and the Committee determines the actual bonus for each named executive officer, the appropriate number of performance units is converted into cash and paid to the executive officer, with the remaining units being canceled. No award is payable unless the Company's 2013 adjusted net income exceeded the performance threshold of $50 million established in the performance unit award agreement at the time of grant for purposes of preserving deductibility under Section 162(m) of the Code. If this initial performance hurdle is satisfied then, in order for any bonus to be paid in respect of a particular performance measure, the Company must have also achieved a threshold performance level of 88% of budgeted performance for a particular performance measure. At this threshold performance level, 50% of the target bonus amount allocable to the performance measure is payable; at the target performance level, 100% of the target bonus amount allocable to the performance measure is payable; and at the superior performance level of 115% of budgeted performance, 200% of the target bonus amount allocable to the performance measure is payable. No bonus is earned with respect to a performance measure for performance below the threshold amount. For performance levels greater than threshold and less than target or greater than target but less than maximum, the bonus award will be determined by linear interpolation.
Total cash payable under the performance units is capped at 200% of target. Notwithstanding the annual cash bonus program design, the Committee retains the discretion to decrease the actual annual cash bonus.

Details of the 2013 annual cash bonus targets are as follows:

Named Executive Officer	2013 Target Incentive (% of Base Salary)
Anand K. Nallathambi	125%
Frank D. Martell	125%
Barry M. Sando	100%
Stergios Theologides	80%
George S. Livermore	100%

The Committee established performance measures based on Revenue, adjusted EBITDA and adjusted EBITDA margin, and Free Cash Flow (which is defined for purposes of our financial statements as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets). As contemplated in the award design, adjusted EBITDA and adjusted EBITDA margin are determined without regard to (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss, (f) foreign exchange gains and losses and (g) the effects of a stock dividend, stock split or reverse stock split.
The Committee selected these measures in order to provide a balanced focus on performance across several key metrics aligned with growth, profitability and cash management. In addition, the Committee believes these measures drive stockholder value. The incentive opportunities were weighted 80% to Company performance goals and 20% to individual goals (MBOs)that contribute to attainment of the Company’s short term goals and long term strategy. The portion of the incentive opportunities weighted to MBOs is also dependent on the level of achievement of the Company performance goals, and the amounts that may become payable based on attainment of the MBOs will increase or decrease in direct correlation to the level of the achievement of the Company performance goals. For example, if none of the performance goals is achieved at the threshold level, no MBO opportunity will be eligible to become payable. However, if each performance goal is achieved at the target level, the MBO opportunity will also be eligible to become payable at 100% of the target level, while if each performance goal is achieved at the maximum level, the MBO opportunity will be eligible to become payable at 200% of the target level.
A named executive officer's MBOs are stretch goals aligned to growth objectives, which are critical to the Company's short and long-term performance that are otherwise not measurable through the financial performance metrics. For 2013, the MBOs included a combination of the following objectives: achievement of revenue growth in specifically identified areas, operational efficiencies and cost reductions as part of Project 30, innovation and business specific focus areas, and leadership and organizational effectiveness.
The weighting, targets, and actual performance for financial measures are outlined in the table below.

Financial Performance Metric	Percentage of Total Incentive Award	Budget (In millions, except percentages)	Actual 2013 Results Including AMPS (In millions, except percentages)	Percentage Achieved
2013 Corporate Revenue	30%	$1,620	$1,597.5	99%
2013 Corporate adjusted EBITDA	25%	$486	$470.8	97%
2013 Corporate adjusted EBITDA margin	25%	30%	29.5%	98%
2013 Corporate Free Cash Flow	20%	$243	$247	102%

As discussed above, a portion of the bonus is also subject to satisfying the MBO criteria.
The table below summarizes the target and actual incentive bonus amounts for each named executive officer. Any differences among the named executives' actual bonus amounts as a percentage of their target bonus amounts are the result of differing levels of achievement of the MBOs by the named executives.

Named Executive Officer	2013 Target Incentive (% of Base Salary)	2013 Actual Incentive Earned (% of Base Salary)	2013 Actual Annual Incentive Earned
Anand K. Nallathambi	125%	119%	$953,650
Frank D. Martell	125%	119%	$655,630
Barry M. Sando	100%	95%	$476,830
Stergios Theologides	80%	76%	$265,720
George S. Livermore(1)	100%	0%	$0
(1) Mr. Livermore voluntarily resigned on September 27, 2013 so he did not receive a bonus payout for 2013
Long-Term Incentives
The Company's long-term incentive compensation program emphasizes achievement of long-term operating objectives and stockholder value creation through a focus on RSUs, PBRSUs and stock options. The Committee believes that utilizing a portfolio of long-term incentive vehicles with majority weighting on performance-based vehicles (PBRSUs and stock options) balances the need to reward superior performance with the desire to align the interests of our named executive officers with those of our stockholders through equity ownership. When considered in combination with other Company compensation components and our stock ownership guidelines and retention requirements, long-term incentives ensure balanced emphasis on growth initiatives and appropriate risk taking.
For 2013, long-term equity incentive compensation represented the largest component of total named executive officer compensation. Reflecting the performance emphasis of the Company's long-term incentive approach, CoreLogic weights the grant date target value of PBRSUs at 50%, options at 30%, and RSUs at 20%. In determining the amounts of the equity compensation awarded, the Committee considered a variety of factors including: individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, and our desired mix of fixed vs. performance-based pay. For 2014, the Committee has maintained the 2013 equity vehicle mix, however, weighting for RSUs is increased to 30% and stock options is decreased to 20% of the grant date value, consistent with the continued decrease in the use of stock options as an emerging best practice in executive compensation.
Performance-Based Restricted Stock Units
For 2013, CoreLogic refined its PBRSU structure to incorporate additional key design features that provide greater long-term focus and alignment with stockholders. The primary metric used in the 2013 PBRSUs is adjusted EPS, which is measured over a 3-year horizon (i.e., through 2015). During each year of the 3-year performance period, progress toward an adjusted EPS growth goal will be measured against annual threshold, target, maximum, and above-maximum levels (.5x, 1.0x, and 1.5x, and 2.0x, respectively) and a corresponding number of shares will be banked toward vesting at the end of the 3-year period; 30%, 60%, and 10% of the total payout, respectively, are eligible to be banked at the end of Year 1, Year 2, and Year 3, respectively. The final number of shares earned is then subject to modification based on CoreLogic’s relative total stockholder return versus CoreLogic’s 2013 peer group of companies identified above. If above-maximum EPS performance for any year is achieved, payout will be banked at 2.0x only if 1-year TSR exceeds the 75th percentile of the peer group; otherwise, the maximum payout of 1.5x target will be earned. If the EPS performance is below threshold but the relative TSR exceeds the median of the peer group, participants bank a threshold payout of 0.5x target. Participants have the opportunity to earn the better of each one year performance during the three-year performance period or the cumulative three-year performance attainment. No shares are fully earned until vesting at the end of Year 3.
For 2013, we established an adjusted EPS target of $1.75. Our actual adjusted EPS achieved for 2013 was $1.87, which resulted in approximately 44% of each executive’s total PBRSU award being banked toward vesting at the end of the 3-year performance period.
Stock Options

Thirty percent of the February 2013 award at grant date target value was in the form of stock options vesting in three equal installments on the first, second, and third anniversaries of the grant date. The stock option awards have an exercise price that is equal to the closing price of our common stock on the date of grant. Thus, these awards provide an incentive to grow overall stockholder value as they provide a reward to the named executive officers if the Company's stock price appreciates above the exercise price and the vesting requirements are satisfied.
Restricted Stock Units
Twenty percent of the February 2013 award grant date target value was in the form of RSUs vesting in three equal installments on the first, second, and third anniversaries of the grant date. These awards encourage executive retention as the vesting condition is continuous employment by the executive officer following the grant date in addition to aligning the interest of the named executive officers with those of stockholders as the value increases or decreases in conjunction with the Company's stock price.
In 2013, we positioned our target long-term incentive award value at grant at approximately the market median. This positioning enables us to be competitive in overall compensation, while allowing for additional value to be earned if performance is strong. Details of the 2013 grant awards are presented in the table below.

	February 2013 Grants
Named Executive Officer	RSUs	Stock Options(2)	PBRSUs(3)
Anand K. Nallathambi	26,589	119,653	66,473
Frank D. Martell	8,477	38,150	21,194
Barry M. Sando	5,780	26,011	14,450
Stergios Theologides	4,046	18,208	10,115
George S. Livermore (1)	5,780	26,011	14,450
(1) Mr. Livermore voluntarily resigned in 2013 and as a result forfeited any unvested equity including his 2013 grant.
(2) A ratio of 3 options to 1 full-value share was used in calculating the number of options granted.

(3)	PBRSU amounts shown at target performance level. Based on 2013 performance, approximately 44% of target PBRSUs will vest contingent upon continued employment through December 31, 2015.

Timing of Equity Grants
After Committee approval, the Company generally issues annual equity awards to named executive officers on the second day on which the NYSE is open for trading following the filing of the Company's Annual Report on Form 10-K. In the case of RSUs denominated in dollars and stock options, pricing (that is, the number of shares or units issued for each dollar denominated RSU award or the exercise price with respect to stock options) is determined as of that date. The price of the Company common stock used for these purposes is the last sale price reported for a share of the Company's common stock on the NYSE on that date. With respect to new hire grants, employees other than executive officers and certain awards to executive officers, the methodology is the same, except that awards are generally issued on the 20th day (or the next succeeding business day if the market is closed on the 20th day) of the third month of the calendar quarter that follows the date on which the Committee approved the awards.
Consideration of Prior Amounts Realized
The Company's philosophy is to incentivize and reward named executive officers for future performance. Accordingly, prior stock compensation gains (option gains or restricted stock awarded in prior years) are not considered in setting future compensation levels.

Retirement and Employee Benefit Plans
Named executive officers are entitled to the same benefits generally available to all full-time employees (subject to fulfilling any minimum service requirement) including the 401(k) Plan, health care, life insurance and other welfare benefit programs. In designing these benefits, the Company seeks to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which the Company operates. The Company believes that these employee benefits provide a valuable recruiting and retention mechanism for its named executive officers and enable the Company to compete more successfully for qualified executive talent.
Executive Supplemental Benefit Plan and the Pension Restoration Plan
Three of our named executive officers -- Messrs. Nallathambi, Livermore and Sando -- had become participants in the Company's Executive Supplemental Benefit Plan (the “Executive Supplemental Benefit Plan”) in years prior to its being closed to new participants in 2010. Mr. Livermore voluntarily resigned from CoreLogic on September 27, 2013 and as a result forfeited any benefit under this Plan. On November 18, 2010, the Company amended the Executive Supplemental Benefit Plan to freeze benefits as of December 31, 2010. As a result, compensation earned after 2010 is not taken into account in determining covered compensation and final average compensation; service after 2010 is not recognized, except for vesting purposes. Mr. Sando is also a participant in the Pension Restoration Plan, which is limited to individuals who became participants before 1995. Explanation of these plans can be found in the Pension Benefits table below.
Deferred Compensation Plan
The Deferred Compensation Plan is a non-qualified retirement plan that allows eligible participants to defer up to 80% of their salary and annual incentive bonus. Participation is limited to executive officers and certain other key employees. In 2010, the Company amended the Deferred Compensation Plan to provide additional Company contributions in the form of 401(k) restoration contributions and discretionary retirement savings contributions to a limited number of executive officers who were not eligible to participate in the Executive Supplemental Benefit Plan. Mr. Theologides received discretionary contributions in the amount of $70,000 in 2013.
Other Benefits
The Company also maintains an executive life insurance program for executive officers and other key employees. This program provides the participant with up to two times their annualized base salary (up to a maximum of $1 million) in group universal life insurance.
Further details regarding perquisites are found in the 2013 Summary Compensation Table and accompanying footnotes.

Adjustment or Recovery of Awards
In 2012, the Committee formally adopted new compensation policies and provisions to further improve alignment with best practices. We adopted recoupment provisions which allow the Company to recover performance-based compensation to the extent that it is later determined that applicable performance goals were not actually achieved due to financial restatement or ethical misconduct. We also added non-compete claw-backs in termination agreements for all named executive officers. This policy applies to all performance-based incentive plans including but not limited to the annual incentive cash bonus and performance-based equity awards described above.

Executive Stock Ownership Guidelines and Retention Requirements
CoreLogic requires our named executive officers to own a fixed amount of Company stock. The guidelines are based on a multiple of base salary as outlined below:
Chief Executive Officer: six times annual base salary;
Chief Operating and Financial Officer and Group Executives: three times annual base salary;
Other Named Executive Officers: one times annual base salary.
In 2013, the Committee expanded the stock ownership guidelines to include other key executives. Covered executives have five years from their date of hire or promotion to the covered position to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions will count toward the requirement; stock options will not count toward the ownership requirement. Furthermore, we have adopted a share retention requirement which provides that all covered executives must hold at least 50% of net (after tax) shares until the stock ownership guidelines described above are achieved.
Employment Agreements and Severance Arrangements
Each named executive officer is party to an employment agreement with the Company. The Committee believes that offering employment agreements to key executive officers is consistent with peer practices and serves as an effective retention tool. Each agreement is individually negotiated and terms may vary. For additional information regarding the terms of the employment agreements, including severance arrangements, that the Company has entered into with our named executive officers, see Employment Agreements below.

Change in Control Agreements
The Company's 2011 Plan, 2006 Plan (except as otherwise provided in an award agreement), the Executive Supplemental Benefit Plan and the Deferred Compensation Plan generally provide for accelerated vesting of award or benefits, as the case may be, in the event of a change in control of the Company. In addition, the Executive Supplemental Benefit Plan provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his or her normal retirement age on the date of termination.
Award agreements evidencing RSUs issued in 2009 through 2013 generally provide that vesting will not accelerate as a result of a change in control that has been approved by the Company's incumbent Board of Directors prior to the change in control.
In addition to our equity compensation plan and award agreement provisions which provide for acceleration upon a change in control, the Company has entered into change in control agreements with certain executive officers which provide these officers with certain payments upon separation from the Company following a change in control. Details of the program are outlined below.
During 2010, the Compensation Committee approved a form of change in control agreement (the “Change in Control Agreement”). In January 2011, Messrs. Nallathambi, Livermore, Sando and Theologides entered into the Change in Control Agreement with the Company, terminating and replacing their prior change in control agreements. Mr. Martell entered into a Change in Control Agreement with the Company on August 29, 2011.
Under the Change in Control Agreement, a “change in control” means any one of the following:

•	a merger or consolidation of the Company in which the Company's stockholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company;

•
a change in the composition of the Company's Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of the Company's voting securities.

Under the Change in Control Agreement, if the termination of the named executive officer's employment occurs without cause or if the executive officer terminates his employment for good reason within the twenty-four month period following a change in control, the Company will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

•	the executive officer's base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

•	between two and three times the executive officer's target annual cash bonus amount established for the fiscal year in which the termination occurs; and

•	between two and three times the executive officer's annual base salary in effect immediately prior to the date of termination,

In addition, for a period ranging from twenty-four to thirty-six months and subject to the executive officer's continued payment of the same percentage of the applicable premiums as the executive officer was paying immediately prior to the date of termination or, if more favorable to the executive officer, at the time at which the change in control occurred, the Company will provide medical and dental coverage pursuant to COBRA for the executive officer (and if applicable, the executive officer's dependents). To the extent that the executive officer cannot participate in the plans previously available, the Company will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.
The Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Code (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the “Total Payments”), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the executive officer is greater after giving effect to such reduction than if no such reduction had been made. This type of provision is often referred to as a "modified cut-back,” and is included because the Change in Control Agreement does not provide for any type of “gross up” or similar benefit.
The Change in Control Agreement had an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term for an additional year. All agreements with current named executive officers have since been extended through December 31, 2014. Mr. Livermore’s agreement expired without any amounts becoming payable in connection with his termination of employment on September 27, 2013.
For a description of the calculations and further explanation of the payments due to the named executive officers upon termination of employment and/or a change in control, see Potential Payments upon Termination or Change in Control tables below.

Impact of Tax and Accounting
As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of long-term incentive grants to named executive officers and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PBRSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, the Company calculates the fair value of the option and takes that value into account as an expense over the vesting period, after adjusting for possible forfeitures. For PBRSUs, the Company calculates the fair value of the award upon grant, and adjusts the value to be expensed on a quarterly basis over the performance period based on expected award payouts, after adjusting for possible forfeitures.
Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain of the other most highly compensated executive officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs, PBRSUs and performance units granted to named executive officers have been structured in a manner intended to qualify under this exception for performance-based compensation. As such, RSUs and ICP awards are earned contingent upon the Company's achievement of adjusted net income for 2013 of $50 million or more, which performance target was achieved. PBRSUs are earned contingent upon the Company's achievement of the adjusted EPS levels and relative TSR results described above. Other compensation may be subject to the $1 million deduction limit.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on its review and discussions, the Compensation Committee has recommended to the Board that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company's proxy statement for its 2014 annual meeting of stockholders.
Members of the Compensation Committee
Paul F. Folino, Chair
D. Van Skilling
J. David Chatham
Thomas C. O'Brien
Jaynie Miller Studenmund

Compensation Committee Interlocks and Insider Participation
Messrs. Folino (Chairman), Chatham, O’Brien, and Skilling and Ms. Studenmund served on the Compensation Committee during 2013. No person who served as a member of the Compensation Committee during 2013 was or is an officer or employee of the Company. No executive officer of the Company serves or served as a director or member of the compensation committee of another company who employed or employs any member of the Company’s Compensation Committee or the Board.

2013 Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		(1)		(2)	(3)	(4)	(5)	(6)
		($)	($)	($)	($)	($)	($)	($)
Anand K. Nallathambi President and Chief Executive Officer
	2013	800,000	—	2,414,959	1,208,495	953,650	—	61,661	5,438,765
	2012	800,000	—	2,639,969	971,999	1,774,600	547,374	26,492	6,760,434
	2011	790,192	—	1,619,991	1,071,230	525,000	582,339	163,940	4,752,692

Frank D. Martell Chief Financial Officer (7)	2013	550,000	—	769,962	385,315	655,630	—	42,785	2,403,692
	2012	550,000	—	919,971	395,994	1,220,100	—	14,451	3,100,516
	2011	169,231	—	659,991	481,474	418,618	—	1,251	1,730,565

Barry M. Sando Group Executive and Executive Vice President	2013	500,000	—	524,969	262,711	476,830	—	38,963	1,803,473
	2012	500,000	—	695,113	269,998	887,300	747,686	22,987	3,123,084
	2011	500,000	—	449,981	297,557	371,927	804,539	6,662	2,430,666

Stergios Theologides Senior Vice President, General Counsel & Secretary	2013	350,000	—	367,478	183,901	265,720	—	91,461	1,258,560
	2012	350,000	—	426,219	157,499	482,500	—	84,035	1,500,253
	2011	339,615	—	161,987	107,114	231,582	—	72,002	912,300

George S. Livermore Former Group Executive and Executive Vice President (8)	2013	417,308	—	524,969	262,711	—	—	6,658	1,211,646
	2012	500,000	—	695,113	269,998	809,900	577,724	26,120	2,878,855
	2011	500,000	—	449,981	297,557	517,031	596,510	7,603	2,368,682
_____________________

(1)	Amounts include any amounts electively deferred by the named executive officer under the Company's Deferred Compensation Plan.

(2)
For 2013, reflects the aggregate grant date fair value of stock awards, consisting of RSUs and PBRSUs, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. We valued the PBRSUs as of the grant date by multiplying the closing price of our common stock on that date by the target number of PBRSUs that will vest upon achievement of the target performance. The PBRSUs were granted and vest contingent upon continued employment through December 31, 2015. If the highest performance target is met or exceeded, the value of the awards at grant date would be as follows: Mr. Nallathambi - $4,139,933; Mr. Martell - $1,319,946; Mr. Sando - $899,946; Mr. Theologides - $629,962; and Mr. Livermore - $899,946.

(3)
For 2013, reflects the aggregate grant date fair value of stock option awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 14 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as amended, for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values.

(4)	For 2013, represents the annual incentive bonus that was paid to each named executive officer.

(5)
For 2013, the change in the present value of the life annuity from the end of fiscal year 2012 to the end of fiscal year 2013 for the Executive Supplemental Benefit Plan with respect to Messrs. Nallathambi and Sando, and the Pension Restoration Plan with respect to Mr. Sando only decreased due to an increase in the interest rate assumptions and is therefore excluded. The actual change in the present value of each named executive officer’s pension benefits is as follows: Mr. Nallathambi ($149,131); and Mr. Sando ($149,008) under the Executive Supplemental Benefit Plan and ($9,147) under the Pension Restoration Plan). The amounts in this column do not include earnings under the Company's deferred compensation plan as such earnings were neither above market nor preferential. See the Pension Benefits table below under “Pension Benefits for 2013” for assumptions used in calculating these amounts.
(6)    Amounts included in all other compensation consist of the amounts shown in the table below paid by the Company for each named executive officer and, for Mr. Theologides, includes a $70,000 Company contribution to the Company's Deferred Compensation Plan, $200 wellness bonus and $1,180 paid to Mr. Theologides' Health Savings Account.

Named Executive Officer	Life Insurance Premiums	401(k) Matching Contributions	Amounts Deferred under the Deferred Compensation Plan	Total
Anand K. Nallathambi	3,733	5,738	52,190	61,661
Frank D. Martell	2,958	5,737	34,090	42,785
Barry M. Sando	7,748	5,738	25,477	38,963
Stergios Theologides	1,350	5,738	12,993	91,461
George S. Livermore	6,658	—	—	6,658
(7)    Mr. Martell was appointed as the Company's Chief Operating and Financial Officer effective June 16, 2014.
(8)    Mr. Livermore voluntarily terminated on September 27, 2013.

Grants of Plan-Based Awards for 2013
The following table sets forth information concerning awards made to each of the named executive officers under the 2011 Plan during 2013.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock & Option Awards (4)
Name	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	($)	($)
Anand K. Nallathambi
Annual Bonus - Performance Units	2/19/2013	2/19/2013	500,000	1,000,000	2,000,000
RSUs	2/19/2013	2/27/2013					26,589				689,985
PBRSUs	2/19/2013	2/27/2013				33,237	66,473	132,946			1,724,974
Options	2/19/2013	2/27/2013							119,653	25.95	1,208,495

Frank D. Martell
Annual Bonus - Performance Units	2/19/2013	2/19/2013	343,750	687,500	1,375,000
RSUs	2/19/2013	2/27/2013					8,477				219,978
PBRSUs	2/19/2013	2/27/2013				10,597	21,194	42,388			549,984
Options	2/19/2013	2/27/2013							38,150	25.95	385,315

Barry M. Sando
Annual Bonus - Performance Units	2/19/2013	2/19/2013	250,000	500,000	1,000,000
RSUs	2/19/2013	2/27/2013					5,780				149,991
PBRSUs	2/19/2013	2/27/2013				7,225	14,450	28,900			374,978
Options	2/19/2013	2/27/2013							26,011	25.95	262,711

Stergios Theologides
Annual Bonus - Performance Units	2/19/2013	2/19/2013	140,000	280,000	560,000
RSUs	2/19/2013	2/27/2013					4,046				104,994
PBRSUs	2/19/2013	2/27/2013				5,058	10,115	20,230			262,484
Options	2/19/2013	2/27/2013							18,208	25.95	183,901

George S. Livermore
Annual Bonus - Performance Units (5)	2/19/2013	2/19/2013	250,000	500,000	1,000,000
RSUs (5)	2/19/2013	2/27/2013					5,780				149,991
PBRSUs (5)	2/19/2013	2/27/2013				7,225	14,450	28,900			374,978
Options (5)	2/19/2013	2/27/2013							26,011	25.95	262,711
_____________

(1)
Amounts reflect each named executive officer's maximum annual incentive bonus opportunity for 2013, while the actual incentive bonus earned by each named executive officer is reported in the 2013 Summary Compensation Table above. Named executive officers can earn less than maximum, but not greater amounts. At threshold, a named executive officer would receive 25% of the maximum award amount and at target the officer would receive 50% of the maximum award amount. Please see Compensation Discussion and Analysis - Annual Incentive Bonus above for a discussion of the material terms of our 2013 incentive bonus program.

(2)
Equity Awards in 2013 consisted of RSUs and PBRSUs granted as part of the 2013 long-term incentive compensation program. The RSUs are tied to achievement of at least $50 million in net income in 2013 adjusted to exclude extraordinary items. For the RSUs, if as was the case, the adjusted net income performance target is met, the shares vest in three equal installments on the first three anniversaries of the grant date. In the case of the PBRSUs, 100% of each award is tied to achievement of certain adjusted earnings-per-share targets over a three-year performance period consisting of the 2013-2015 fiscal years, subject to modification based on our relative stockholder return achieved during the performance period. The PBRSUs that were earned in 2013 based on our 2013 adjusted EPS performance will vest and be payable to the named executive officers on December 31, 2015, subject to their continued employment through the vesting date. The awards were granted under the 2011 Plan. Please see Compensation Discussion and Analysis - Long-Term Incentives above for a discussion of the material terms of our 2013 awards of RSUs and PBRSUs.

(3)
Represents the number of shares of common stock underlying stock options awarded to the named executive officers as a portion of their 2013 long-term incentive compensation awards. These awards vest in three equal annual installments on the first, second and third anniversaries of the grant date.

(4)
These amounts represent the aggregate grant date fair value of each award determined pursuant to Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 14 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as amended, for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values for stock options. For the assumptions and methodologies used to value the other awards, see footnote (2) to the 2013 Summary Compensation Table above.

(5)	Mr. Livermore's 2013 grants were canceled upon his voluntary resignation in September 2013.

Employment Agreements

In May 2011, the Company entered into employment agreements with Anand K. Nallathambi, Barry M. Sando and Stergios Theologides, and on July 20, 2011, the Company entered into an employment agreement with Mr. Frank Martell which was amended effective June 16, 2014. These employment agreements are substantially similar in form. The material terms of the employment agreements with respect to each of these named executive officers are as follows:

•
Term - Initial term through December 31, 2013; the term automatically extends for an additional year unless either party provides 60 days prior written notice before the expiration of the current term. Neither party to the named executive officer employment agreements provided such notice in 2013, and accordingly the term of each automatically extended through December 31, 2014. For Mr. Nallathambi, the effective date of the new employment agreement was May 3, 2011. For Mr. Martell, the effective date of the employment agreement was August 29, 2011. For Messrs. Sando and Theologides, the effective date of the new employment agreement was January 1, 2012.

•
Pay - Sets initial base salary at current salary at the time the agreement was entered into or amended and provides that base salary will be reviewed annually and may be increased (but not decreased) during the term at the Company's discretion.

•
Severance - Provides for severance pay if executive is terminated without “cause” as defined in the employment agreement. For Mr. Nallathambi, severance pay is also provided if he resigns for “good reason” as defined in his employment agreement. The severance amount is a multiple of base pay and target annual bonus. For Messrs. Nallathambi, Martell and Sando the multiple is two and COBRA reimbursement is provided for 24 months. For Mr. Theologides the multiple is one and COBRA reimbursement is provided for 12 months.

•	Severance Payment Timing - Severance will be paid in installments as follows:

•
Messrs. Nallathambi, Martell and Sando - First payment is made in the seventh month after separation of employment and is 7/24th of the total severance and equal installments thereafter for the remainder;

•	Mr. Theologides - First payment is made in the seventh month after separation of employment and is 7/12th of the total severance and equal installments thereafter for the remainder.

•
Release of Liability - The employment agreement requires the executive officer to sign a release in exchange for severance. Moreover, the executive officers are covered by restrictive covenants such as confidentiality, cooperation in litigation, non-disparagement, non-solicitation and non-competition.

•
Clawbacks - The employment agreement provides that the agreement is subject to “clawback” under applicable law or under the Company's clawback policy in effect from time to time. The Company adopted such a recoupment or "clawback" policy in March 2012 as further described in Item 11. Executive Compensation - Compensation, Discussion and Analysis - 2013 Compensation Policies and Provisions.

Mr. Livermore resigned from the Company in September 2013; prior to his resignation, the employment agreement in effect was in substantially similar form.

Outstanding Equity Awards at Fiscal Year-End for 2013
The following table shows outstanding equity awards of the Company held by the named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price (1)	Option Expiration Date (2)		Number of Shares or Units of Stock That Have Not Vested (3)		Market Value of Shares or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)			(#)		($)	(#)		($)
Anand K. Nallathambi	52,515		20.88	2/28/2015
	203,059		26.67	9/15/2015	(5)
	101,530		26.36	2/22/2017	(5)
	50,765		23.61	3/30/2017	(5)
	151,919	75,959	18.76	5/31/2020	(6)
		62,645	17.24	3/15/2021	(7)
		104,516	15.50	3/1/2022	(8)
		119,653	25.95	2/26/2023	(9)
						10,441	(10)	370,969
						23,226	(11)	825,220
						14,952	(11)	531,245
						164,286	(12)	5,837,082
						26,589	(13)	944,707
						29,056	(14)	1,032,060
									37,980	(15)	1,349,429
									46,532	(16)	1,653,282

Frank D. Martell	77,532	38,766	11.35	8/29/2021	(17)
	21,290	42,580	15.50	3/1/2022	(8)
		38,150	25.95	2/26/2023	(9)
						6,461	(18)	229,559
						15,914	(11)	565,424
						53,224	(12)	1,891,049
						8,477	(13)	301,188
						9,264	(14)	329,150
									14,836	(16)	527,123

Barry M. Sando	87,525		20.88	2/28/2015
	87,526		27.13	12/8/2015
	70,628	35,314	18.76	5/31/2020	(6)
	34,802	17,401	17.24	3/15/2021	(7)
	14,516	29,032	15.50	3/1/2022	(8)
		26,011	25.95	2/26/2023	(9)
						8,580	(19)	304,847
						15,442	(20)	548,654
						2,900	(10)	103,037
						13,770	(11)	489,248
						36,289	(12)	1,289,348
						5,780	(13)	205,363
						6,316	(14)	224,407
									17,658	(15)	627,389
									10,115	(16)	359,385

Stergios Theologides	23,986	11,994	18.76	5/31/2020	(6)
	12,528	6,264	17.24	3/15/2021	(7)
	8,467	16,936	15.50	3/1/2022	(8)
		18,208	22.95	2/26/2023	(9)
						1,047	(19)	37,200

	1,940	(20)	68,928
	1,044	(10)	37,093
	8,925	(11)	317,105
	21,168	(12)	752,099
	4,046	(13)	143,754
	4,420	(14)	157,043
				5,997	(15)	213,073
				7,081	(16)	251,588

George S. Livermore (21)

(1)
In connection with the Separation, on June 1, 2010, all outstanding stock option awards granted to Company employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the stock option awards.

(2)	The stock options disclosed in this table have a ten-year life. As of December 31, 2013 all stock options were fully vested with the exception of stock options granted in 2010, 2011, 2012 and 2013.

(3)
In connection with the Separation on June 1, 2010, all unvested RSUs granted to Company employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs.

(4)	Represents the value of unvested RSUs based on the Company's closing stock price on December 31, 2013 of $35.53.

(5)
These amounts represent stock options to purchase shares of the Company's common stock arising from the conversion of FADV stock options that were previously issued to Mr. Nallathambi and that were converted in connection with the Company's acquisition of the publicly traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV stock options immediately vested.

(6)	These stock options were granted on June 1, 2010 and vest in three equal annual installments on the second, third and fourth anniversary of the grant date.

(7)	These stock options were granted on March 16, 2011 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(8)	These stock options were granted on March 2, 2012 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(9)	These stock options were granted on February 27, 2013 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(10)
These RSUs represent the unvested portion of RSUs that were granted on March 16, 2011 and were subject to (i) the achievement of adjusted net income of $50 million for 2011 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. The Company achieved the $50 million performance measure for 2011.

(11)
These RSUs represent the unvested portion of RSUs that were granted to the named executive officers on March 2, 2012 and, with respect to Mr. Nallathambi only, on March 20, 2012, and were subject to (i) the achievement of adjusted net income of $25 million for 2012 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. The Company achieved the $25 million performance measure for 2012.

(12)
These PBRSUs were granted to the named executive officers on March 2, 2012 and, with respect to Mr. Nallathambi only, on March 20, 2012, and vest based upon the Company's achievement of certain performance measures in 2012 and continued employment through December 31, 2014. The amount set forth in this column represents the actual number of units that are subject to the two-year time vesting requirement based on the Company's achievement of Adjusted EPS in 2012.

(13)
These RSUs represent the unvested portion of RSUs that were granted to the named executive officers on February 27, 2013 which were subject to (i) the achievement of adjusted net income of $50 million for 2013 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. The Company achieved the $50 million performance measure for 2013.

(14)
These PBRSUs represent the portion of the PBRSUs that were granted to the named executive officers on February 27, 2013 and vest based upon the Company's achievement of certain performance measures in 2013 and continued employment through December 31, 2015. The amount set forth in this column represents the actual number of units that are subject to the two-year time vesting requirement based on the Company's achievement of adjusted EPS in 2013.

(15)
These PBRSUs were granted on June 1, 2010 and vest based upon the Company's achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs will vest from 0% to 100% of target over a 5-year performance period depending on adjusted EBITDA per share results, as adjusted for certain predetermined items.

(16)
These PBRSUs represent the portion of the PBRSUs that were granted to the named executive officers on February 27, 2013 that remain subject to the Company's achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted earnings-per-share (EPS) goals over a three-year performance period (2013, 2014 and 2015). See Compensation Discussion and Analysis - Long-Term Incentives above for detailed discussion.

(17)	These stock options were granted on August 30, 2011 and vest in three equal annual installments on the first, second and third anniversaries of the grant date.

(18)	These RSUs were granted on August 30, 2011 and vest in three equal annual installments on the first, second and third anniversaries of the grant date.

(19)
These RSUs were granted on March 4, 2009 and, with respect to Mr. Theologides on December 21, 2009, and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.

(20)
These RSUs were granted on March 3, 2010, and with respect to Mr. Theologides on March 22, 2010, and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.

(21)	Mr. Livermore voluntarily resigned in September 2013 and as a result all of his outstanding unvested stock awards were canceled.

Option Exercises and Stock Vested for 2013
The following table sets forth information concerning value realized by each of the named executive officers upon exercise of stock options and vesting of other stock awards during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anand K. Nallathambi	265,072	4,600,038	184,912	5,638,241
Frank D. Martell	—	—	79,828	2,495,871
Barry M. Sando	47,525	748,519	81,701	2,384,340
Stergios Theologides	—	—	24,074	726,006
George S. Livermore	176,837	1,752,681	43,113	1,135,063

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)	Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the named executive officer.

Pension Benefits for 2013
The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the named executive officers who participate in a pension plan, computed as of December 31, 2013. The amounts disclosed are based upon benefits provided to the named executive officers under the Company's Pension Restoration Plan (“Pension Restoration Plan”) and the Company's Executive Supplemental Benefit Plan. Benefit accruals were frozen under the Pension Restoration Plan as of April 30, 2008 and the Executive Supplemental Benefit Plan was frozen effective December 31, 2010. Prior to the Separation, the Company maintained a pension plan, which was assumed by FAFC in connection with the Separation. Messrs. Martell and Theologides were not eligible to participate in the Pension Restoration Plan or the Executive Supplemental Plan and therefore they are not included in the following table. Mr. Livermore voluntarily resigned from the Company in September 2013 and, as a result, forfeited any benefit under these Plans.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
Anand K. Nallathambi	Executive Supplemental Benefit Plan	22	2,570,863	—
Barry M. Sando	Executive Supplemental Benefit Plan	22	3,672,921	—
	Pension Restoration Plan	21	81,532	—

(1)
Credited years of service for the Pension Restoration Plan and the Executive Supplemental Benefit Plan is the time between the participant's deemed participation date under the plan and December 31, 2013.

(2)
The Pension Restoration Plan benefits generally accrue from the date of employment through the normal retirement age (as discussed below). The following assumptions were used for calculating present values: interest rate of 4.82%, pre- and post-retirement mortality per 2013 Static Mortality Table for Annuitants and Non-annuitants per Section 1.430(h) (3)-1(e), benefit is payable as a single life annuity.

Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 4.72%, pre- and post-retirement mortality per 2013 Static Mortality Table for Annuitants and Non-annuitants per Section 1.430(h) (3)-1(e), benefit payable as a single life annuity.

Pension Restoration Plan
During 1996, the Company adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that were limited under the Company's tax-qualified pension plan based on compensation in excess of the amount of compensation that may be considered under federal tax law limits for qualified plans. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that could not be paid from a qualified plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan generally occurs upon employment through “normal retirement age.” “Normal retirement age” is defined as the later of the employee's attainment of age 65 or three years of service with the Company. The Pension Restoration Plan was effective as of January 1, 1994, but only covers selected employees who were participants in the tax-qualified pension plan formerly sponsored by the Company which was assumed by FAFC in connection with the Separation. The Pension Restoration Plan excludes pay earned after December 31, 2001. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.
Effective January 1, 2009, to comply with Section 409A of the Code, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant's separation from service or six months following a participant's separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. A participant with at least three years of service with the Company may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant's normal retirement date. Mr. Sando is the only named executive officer who participates in the Pension Restoration Plan, and he was not eligible for either early or normal retirement at December 31, 2013.
In connection with the Separation, the sponsorship of a portion of the Pension Restoration Plan and the liabilities under the plan were transferred to FAFC with respect to the accrued benefits for employees and former employees who were transferred to FAFC. The Company remains responsible for liabilities under the Pension Restoration Plan relating to the accrued benefits of employees who were not transferred to FAFC, which are now payable pursuant to the terms of the CoreLogic, Inc. Pension Restoration Plan, the successor plan to the original Pension Restoration Plan. The new plan is intended to govern the benefits payable to participants under the plan as of June 1, 2010 and is not intended to grant additional benefits to the participants in excess of their benefits accrued under the original Pension Restoration Plan.
Executive Supplemental Benefit Plan
The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as annual incentive bonus RSUs).
Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.
To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of the Company or one of its subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change in control” (as defined in the plan) of the Company, a participant who retires after the change in control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.
The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with the Company, either during their employment with or following their departure from the Company, forfeit their right to receive any vested benefits under the plan. Competition includes the misappropriation, sale, use or disclosure of the Company's trade secrets, confidential or proprietary information and solicitation of Company customers.

To reduce the costs of the plan to the Company, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with the Company and the date on which the participant was covered, in combination, by the plan or FAC Management Supplemental Benefit Plan for five years; (ii) changed the period over which “final average compensation” is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change in control that is not approved by the Company's incumbent Board. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.
In connection with the Separation, the Company transferred sponsorship and administration of a portion of the Executive Supplemental Benefit Plan to FAFC. As part of this transfer, FAFC assumed the liabilities under the portion of the plan covering employees and former employees who were transferred to FAFC. Following the Separation, the Company remained responsible for the liabilities under the portion of the Executive Supplemental Benefit Plan relating to the Company's employees and former employees who were not transferred to FAFC. The Company maintains the CoreLogic, Inc. Executive Supplemental Benefit Plan as the successor to the original Executive Supplemental Benefit Plan in satisfaction of its liabilities to such employees who were participants and accrued benefits under the Executive Supplemental Benefit Plan, but were not transferred to FAFC. The CoreLogic, Inc. Executive Supplemental Benefit Plan is intended to provide future benefits for the Company's employees on and after June 1, 2010 and is intended to govern the benefits payable to such employees both before and after June 1, 2010.
Effective December 31, 2010, the CoreLogic, Inc. Executive Supplemental Benefit Plan was frozen and amended to, among other things: (i) close the Plan to new participants; (ii) freeze the average salary calculation as of December 31, 2010 (compensation after December 31, 2010 will not be taken into consideration in calculating benefits); (iii) amend the amount and form of the pre-retirement death benefit to provide for payment to a participant's designated beneficiary in an amount equal to the survivor portion of a 50% joint and survivor annuity for the life of the beneficiary, or if the participant's beneficiary is someone other than the participant's spouse or domestic partner, for a maximum of twenty years; and (iv) apply a proration factor to the benefit amount payable, the numerator of which is a participant's service at December 31, 2010 and the denominator of which is the participant's service that would have accrued as of his or her early retirement date if the participant was not early retirement eligible as of December 31, 2010.
In addition to the amendments described above, the change of control provisions were amended to provide that participants will become 100% vested in all plan benefits upon an involuntary separation from service without good cause following a change of control. Prior to the amendment, participants became 100% vested in all plan benefits upon a change of control, regardless of whether they incurred a separation of service for any reason. Furthermore, the retirement income benefit provided to participants and commencing upon a separation from service following a change of control on the same basis as though they had attained normal retirement age is limited to participants who experience an involuntary separation from service without good cause following a change of control.
As of December 31, 2013, there remain five active employees, including Messrs. Nallathambi and Sando, who participate in the plan. The plan is closed to any new participants. None of these named executive officers was eligible for either early or normal retirement at December 31, 2013. The plan is unfunded and unsecured. The Company has previously purchased insurance, of which the Company is the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of the Company's costs incurred with respect to the plan.

Nonqualified Deferred Compensation for 2013
As reflected in the following table, certain of the Company's named executive officers have elected to participate in the Company's Deferred Compensation Plan (the “Deferred Compensation Plan”):

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Anand K. Nallathambi	80,000	52,190	243,396	—	1,253,363
Frank D. Martell	—	34,090	591	—	5,341
Barry M. Sando	12,050	25,477	115,759	—	663,398
Stergios Theologides(4)	33,300	82,993	63,318	—	440,741
George S. Livermore	41,731	11,505	129,932	325,943	548,478

(1)	All contributions presented are reported in the 2013 Summary Compensation Table under “Salary,” “Non-Equity Incentive Plan Compensation” or "All Other Compensation" for 2013.

(2)
Represents earnings or losses on participant-selected investment options. None of the amounts are reflected in the 2013 Summary Compensation Table because the return on deferred amounts is calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

(3)
To the extent the executive officers were named executive officers in prior years, the amounts reported in the aggregate balance at last fiscal year end that represented prior salary and non-equity incentive plan compensation deferrals or Company contributions were previously reported as compensation to the named executive officer in the registrant's Summary Compensation Table as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation" in previous years. Amounts reported in the aggregate balance at last fiscal year end that represent earnings in prior years on previously deferred amounts are not reflected on prior period Summary Compensation Tables.

(4)	The Company contributed $70,000 on behalf of Mr. Theologides into the Company's Deferred Compensation Plan in 2013.
The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. The Company maintains a deferral account for each participating employee on a fully vested basis for all employee deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon separation from service or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.
Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.
For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant's first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. The Company pays a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.
The Deferred Compensation Plan was amended in 2010 to provide for (i) Company contributions to the plan in the form of 401(k) restoration contributions and (ii) Company discretionary retirement savings contributions to a limited number of senior officers who were not eligible to participate in the Executive Supplemental Benefit Plan. The amount of the Company 401(k) restorations contributions made to participant accounts is determined based on the amount of discretionary matching contributions that would be made under the 401(k) Plan if the participants' deferrals under the Deferred Compensation Plan were instead made under the 401(k) Plan, but without regard to the statutory limits that apply to the benefits that may be provided under the 401(k) Plan. The Company discretionary retirement savings contributions vest five years following contribution. For 2013, the Company made such a contribution on behalf of Mr. Theologides, which is reflected in the 2013 Summary Compensation Table under "All Other Compensation."

Potential Payments upon Termination or Change in Control
The following tables describe payments and other benefits that would be provided to certain of the Company's named executive officers under the specified circumstances upon a change in control of the Company or their termination, assuming a termination or change in control occurred on December 31, 2013. Mr. Livermore voluntarily resigned in September 2013 and, as such, except for his vested benefits under the Deferred Compensation Plan reported in the table above, was not eligible for payments or other benefits as a result of his termination of employment or upon a change in control and has therefore not been included in this discussion. For further discussion, see Compensation Discussion and Analysis - Change in Control Agreements above.

Anand K. Nallathambi
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause/ Good Reason		Without Termination	With Termination for Good Reason/Without Cause		Death		Disability
Compensation:
Severance	—	—	3,600,000	(2)	—	5,400,000	(3)	—		—
Bonus	—	—	1,000,000	(4)	—	1,000,000	(5)	—		—
Accelerated Vesting - Options(6)	—	—	—		12,889,360	12,889,360		12,889,360		12,889,360
Accelerated Vesting - RSU (7)	—	—	2,672,140		2,672,140	2,672,140		2,672,140		2,672,140
Accelerated Vesting - PBRSU(8)	—	—	—		9,548,297	9,548,297		9,548,297		9,548,297
Deferred Compensation Plan (9)	1,253,363	1,253,363	1,253,363			1,253,363		1,253,363		1,253,363
Benefits & Perquisites:
Enhanced Executive Supplemental Benefit Plan(10)	—	—	—		—	5,329,838	(11)	1,463,818	(12)	2,601,656	(13)
Vested Executive Supplemental Benefit Plan	—	—	—		—	—		—		—
Benefit Continuation	—	—	40,891	(14)	—	41,895	(15)	—		—
Total:	1,253,363	1,253,363	8,566,394		25,109,797	38,134,893		27,826,978		28,964,816
__________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Nallathambi in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Nallathambi's annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Nallathambi in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/12 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Nallathambi's base salary in effect immediately prior to the date of termination by the Company and three times Mr. Nallathambi's target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Nallathambi's target annual cash bonus for fiscal year 2013. Mr. Nallathambi's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end, and is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Nallathambi's target annual cash bonus for the year of termination. Mr. Nallathambi's agreement provides for the payment of the target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
The calculation assumes acceleration of unvested stock options in the event of a change in control, which is generally the case under the Company's 2006 Plan and 2011 Plan and related award agreements. In addition, the vesting of the options accelerates on death or disability. Mr. Nallathambi held a total of 362,774 unvested stock options with exercise prices less than $35.53, the closing stock price on December 31, 2013 and the amount shown represents the difference between $35.53 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of all outstanding unvested RSUs based on the Company's closing stock price on December 31, 2013 of $35.53. The Company's 2006 Plan and 2011 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested annual incentive bonus RSUs vest one year after termination, provided that Mr. Nallathambi signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company's closing stock price on December 31, 2013 of $35.53. The Company's 2006 Plan and 2011 Plans and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.

(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2013 based on Mr. Nallathambi's salary deferral election and 401(k) restoration contributions.

(10)
“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrued to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: 2013 Static Mortality Table for Annuitants and Non-annuitants and a discount rate of 4.72%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Nallathambi becomes 100% vested in the benefit in the amount Mr. Nallathambi would have been entitled to receive in accordance with the provision of plan in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)
Represents the present value of the benefit calculated using the following assumptions: 2013 Static Mortality Table for Annuitants and Non-annuitants, a discount rate of 4.72% deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Nallathambi becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under the Company's plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Frank D. Martell
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/Without Cause		Death	Disability
Compensation:
Severance	—	—	2,475,000	(2)	—	2,475,000	(3)	—	—
Bonus	—	—	687,500	(4)	—	687,500	(5)	—	—
Accelerated Vesting - Options (6)	—	—	—		4,245,693	4,245,693		4,245,693	4,245,693
Accelerated Vesting - RSU (7)	—	—	866,612		1,096,172	1,096,172		1,096,172	1,096,172
Accelerated Vesting - PBRSU (8)	—	—	—		2,644,072	2,644,072		2,644,072	2,644,072
Deferred Compensation (9)	5,341	5,341	5,341		—	5,341		5,341	5,341
Benefits & Perquisites:
Benefit Continuation	—	—	38,658	(10)	—	32,060	(11)	—	—
Total:	5,341	5,341	4,073,111		7,985,937	11,185,838		7,991,278	7,991,278
__________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Martell in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Martell's annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Martell in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Martell's base salary in effect immediately prior to the date of termination by the Company and two times Mr. Martell's target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Martell's target annual cash bonus for fiscal year 2013. Mr. Martell's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Martell's target annual cash bonus for the year of termination. Mr. Martell's agreement provides for the payment of the target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
The Company's 2011 Plan and related agreements generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Martell held a total of 119,496 unvested stock options with exercise prices less than $35.53, the closing stock price on December 31, 2013 and the amount shown represents the difference between $35.53 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of all outstanding unvested RSUs based on the Company's closing stock price on December 31, 2013 of $35.53. The Company's 2011 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested annual incentive bonus RSUs vest one year after termination, provided that Mr. Martell signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company's closing stock price on December 31, 2013 of $35.53. The Company's 2011 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.

(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2013 based on Mr. Martell's salary deferral election and 401(k) restoration contributions.

(10)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Barry M. Sando
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/Without Cause		Death		Disability
Compensation:
Severance	—	—	2,000,000	(2)	—	3,000,000	(3)	—		—
Bonus	—	—	500,000	(4)	—	500,000	(5)	—		—
Accelerated Vesting - Options (6)	—	—	—		3,828,677	3,828,677		3,828,677		3,828,677
Accelerated Vesting - RSU (7)	—	—	1,280,252		1,651,150	1,651,150		1,651,150		1,651,150
Accelerated Vesting - PBRSU(8)	—	—	—		2,430,145	2,430,145		2,430,145		2,430,145
Deferred Compensation Plan (9)	663,398	663,398	663,398			663,398		663,398		663,398
Benefits & Perquisites:
Vested Pension Restoration Plan	81,532	81,532	81,532		—	81,532		41,557		81,532
Enhanced Executive Supplemental Benefit Plan (10)	—	—	—		—	6,250,273	(11)	1,931,824	(12)	3,433,447	(13)
Vested Executive Supplemental Benefit Plan	—	—	—		—	—		—		—
Benefit Continuation	—	—	40,891	(14)	—	41,895	(15)	—		—
Total:	744,930	744,930	4,566,073		7,909,972	18,447,070		10,546,752		12,088,349
_______________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Sando in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Sando's annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Sando in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Sando's base salary in effect immediately prior to the date of termination by the Company and three times Mr. Sando's target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Sando's target annual cash bonus for fiscal year 2013. Mr. Sando's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Sando's target annual cash bonus for the year of termination. Mr. Sando's agreement provides for the payment of the target annual cash bonus established for fiscal year 2013 which was determined to be $500,000. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
The Company's 1996 Option Plan, 2006 Plan and 2011 Plan and related agreements to each plan generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Sando held a total of 107,759 stock options with an exercise price of less than $35.53, the closing stock price on December 31, 2013 and the amount shown represents the difference between $35.53 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of all outstanding RSUs based on the Company's closing stock price on December 31, 2013 of $35.53 The Company's 2006 Plan, 2011 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control and all unvested annual incentive bonus RSUs vest one year after termination.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company's closing stock price on December 31, 2013 of $35.53. The Company's 2006 Plan, 2011 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.

(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2013 based on Mr. Sando's salary deferral election and 401(k) restoration contributions.

(10)
“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 4.72%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Sando becomes 100% vested in the benefit in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 4.72% deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Sando becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under the Company's plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Stergios Theologides
Potential Payments upon Termination or Change in Control
		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/Without Cause		Death	Disability
Compensation:
Severance	—	—	630,000	(2)	—	1,260,000	(3)	—	—
Bonus	—	—	280,000	(4)	—	280,000	(5)	—	—
Accelerated Vesting - Options (6)	—	—	—		1,897,373	1,897,373		1,897,373	1,897,373
Accelerated Vesting - RSU (7)			546,665		604,081	604,081		604,081	604,081
Accelerated Vesting - PBRSU (8)	—	—	—		1,324,558	1,324,558		1,324,558	1,324,558
Deferred Compensation Plan (9)	104,351	104,351	104,351			440,741		440,741	440,741
Benefits & Perquisites:
Benefit Continuation	—	—	20,440	(10)	—	27,930	(11)	—	—
Total:	104,351	104,351	1,581,456		3,826,012	5,834,683		4,266,753	4,266,753
______________

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Theologides in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to one times the sum of (i) Mr. Theologides' annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Theologides in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 12 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Theologides' base salary in effect immediately prior to the date of termination by the Company and two times Mr. Theologides' target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Theologides' target annual cash bonus for fiscal year 2013. Mr. Theologides' agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Theologides' target annual cash bonus for the year of termination. Mr. Theologides' agreement provides for the payment of the target annual cash bonus established for fiscal year 2013. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
The Company's 2006 Plan and 2011 Plan and related agreements generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Theologides held a total of 53,402 unvested stock options with an exercise price of less than $35.53, the closing stock price on December 31, 2013 and the amount shown represents the difference between $35.53 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
The Company's 2006 Plan and 2011 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, and all unvested annual incentive bonus RSUs vest one year after termination.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company's closing stock price on December 31, 2013 of $35.53. The Company's 2006 Plan and 2011 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.

(9)	Represents contributions by Mr. Theologides and by the Company on behalf of Mr. Theologides into the Deferred Compensation Plan.

(10)
Represents the cost of COBRA coverage for 12 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Theologides becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under the Company's plans in effect on the date of termination).

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

2013 Director Compensation Table
The following table sets forth certain information concerning the compensation of the Company's directors other than Mr. Nallathambi for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Total ($)
J. David Chatham	97,000	109,985	206,985
Douglas C. Curling	69,092	109,985	179,077
John C. Dorman	72,000	109,985	181,985
Paul F. Folino	107,000	109,985	216,985
Thomas C. O'Brien	99,000	109,985	208,985
D. Van Skilling	204,000	109,985	313,985
Jaynie Miller Studenmund	72,000	109,985	181,985
David F. Walker	108,000	109,985	217,985
Mary Lee Widener	78,000	109,985	187,985
___________

(2)
The amounts shown reflect the aggregate grant date fair value of stock awards granted in 2013, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We value the RSUs as of the grant date by multiplying the closing price of our common stock on the date by that number of RSUs awarded. The stock awards were granted to each director on May 1, 2013.

(3)	The aggregate numbers of RSUs and stock options held by each director other than Mr. Nallathambi as of December 31, 2013 were as follows.

Name	Restricted Stock Unit Awards (#)	Option Awards (#)
J. David Chatham	4,141	8,752
Douglas C. Curling	4,141	—
John C. Dorman	4,141	—
Paul F. Folino	4,141	—
Thomas C. O'Brien	4,141	—
D. Van Skilling	4,141	8,752
Jaynie Miller Studenmund	4,141	—
David F. Walker	4,141	—
Mary Lee Widener	4,141	—
Director Compensation

The Compensation Committee reviews and recommends to the Board the form and level of director compensation. Steven Hall, the Committee's independent compensation consultant, advises on the compensation of our directors. As described in the Compensation, Discussion and Analysis, Steven Hall generally advises the Committee on the appropriateness of the Company's compensation philosophy, peer group selection and general executive compensation program design. During 2013, as part of its engagement with the Committee, Steven Hall:

•	provided comparative market data on director compensation practices and programs of peer companies and competitors;

•	provided guidance on industry best practices and emerging trends and developments in director compensation; and

•	analyzed pay survey data.
For 2013, the compensation of non-employee directors consisted of (1) an annual cash retainer of $60,000 and (2) an annual RSU award granted to each director with a value of $110,000. Each non-employee director received a fee of $2,000 for each meeting attended in excess of eight meetings for the Board, the Audit Committee and the Compensation Committee and in excess of four meetings for the Nominating and Corporate Governance Committee and the Acquisition Committee. The annual compensation for the chair of the Audit Committee was $25,000, the annual compensation for the chair of the Compensation Committee was $20,000, and the annual compensation for the chair of the Nominating and Corporate Governance Committee was $10,000. Each member of the Audit Committee and the Compensation Committee, including the committee chair, received an annual retainer of $10,000. Each member of the Nominating and Corporate Governance Committee, including the chair, and each member of the Acquisition Committee received an annual retainer of $5,000. Our Chairman received an annual retainer of $100,000.
For 2014, the Board determined that each non-employee director: (1) will receive an annual cash retainer of $65,000 and (2) an RSU award with a value of $125,000. In addition, the annual compensation for the chair of the Nominating and Corporate Governance Committee was increased to $15,000. The other committee chair and committee member retainers will remain unchanged.
The Board has established a stock ownership guideline for directors whereby directors are expected to own at least five times their annual cash retainer in Company common stock. Shares owned directly by the director, restricted stock, shares underlying vested restricted stock and RSUs issued to directors are included for purposes of meeting the guideline. Directors have five years to satisfy the guideline, measured from the later of February 2007 or commencement of their service.

Report of the Audit Committee
The Audit Committee reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on December 4, 2013. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable auditing standards.
The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and be filed with the U.S. Securities and Exchange Commission.
Audit Committee
David F. Walker (Chairman)
J. David Chatham
John C. Dorman
D. Van Skilling
Mary Lee Widener

Section 16(a) Beneficial Ownership Reporting Compliance
Rules adopted by the SEC require our officers and directors, and persons who beneficially own more than ten percent of our issued and outstanding common stock, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent beneficial owners are required by the SEC's rules to furnish us with copies of all such forms they file with the SEC.
Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that our officers, directors and greater-than-ten-percent beneficial owners timely complied with all such filing requirements during fiscal 2013.
Stockholder Proposals
Requirements for Director Nominations and Stockholder Proposals to be Brought Before an Annual Meeting. In order for a director nomination or a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the secretary of the Company. The Company intends to hold its 2015 annual meeting of stockholders on April 28, 2015. Because the expected date for our 2015 annual meeting of stockholders is more than 30 days before the anniversary of this year’s annual meeting, a stockholders' notice must be delivered to or mailed and received by the Company at its principal executive offices between December 29, 2014 and January 28, 2015 in order to be considered timely. A stockholder's notice to the secretary shall set forth certain information concerning the stockholder and each director nomination or proposal, as specified in Section 2.10 of our Bylaws, and must comply with the other requirements specified in Section 2.10 of our Bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s 2015 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act.  Because the expected meeting date for our 2015 annual meeting of stockholders is more than 30 days before the anniversary of this year’s annual meeting, stockholder proposals must be received by the Company at its principal executive offices a reasonable time before the Company prints and mails its proxy materials for the 2015 annual meeting of stockholders in order to be eligible for inclusion in the Company’s proxy materials for the meeting.  The Company has set the date for receipt of such proposals as the close of business on November 19, 2014.

General Information
We will, upon the written request of any stockholder on the record date for the annual meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2013 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the general counsel at our address indicated on the first page of this proxy statement.
The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.
By Order of the Board of Directors

Stergios Theologides
Senior Vice President, General Counsel and Secretary
Irvine, California
June 18, 2014

EXHIBIT A

CORELOGIC, INC.
AMENDED AND RESTATED 2011 PERFORMANCE INCENTIVE PLAN

CORELOGIC, INC.
AMENDED AND RESTATED 2011 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN
The purpose of this CoreLogic, Inc. Amended and Restated 2011 Performance Incentive Plan (this “Plan”) of CoreLogic, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION
3.1    The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).
3.2    Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.3    Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
3.4    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.5    Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1    Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2    Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	20,500,0000 shares of Common Stock, plus

(2)
the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2006 Incentive Compensation Plan (the 2006 Plan”) as of the original date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2006 Plan as of the Stockholder Approval Date, plus

(3)
the number of any shares subject to stock options granted under the 2006 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are canceled or terminated, after the Stockholder Approval Date without being exercised, plus;

(4)
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2006 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, canceled or otherwise reacquired by the Corporation without having become vested.

provided that in no event shall the Share Limit exceed 21,908.631 shares (which is the sum of the 20,500,000 shares set forth above, plus the number of shares available under the 2006 Plan for additional award grant purposes as of the Stockholder Approval Date plus the aggregate number of shares subject to awards previously granted and outstanding under the 2006 Plan as of the Stockholder Approval Date).
Effective as of July 29, 2014, Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 2 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 200 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.
The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.
Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
4.3    Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or stock appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right granted under this Plan, shall not be available for subsequent awards under this Plan. After December 31, 2013, shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any Full-Value Award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan, shall be available for subsequent awards under this Plan, provided that when determining the number of shares that shall again become available for subsequent awards under this Plan, any one (1) share so exchanged or withheld in connection with any Full-Value Award shall be credited as the same number of shares as the shares underlying the related Full-Value Award were counted against the Share Limit. (For example if, upon grant, 1,000 shares underlying the related Full-Value Award were counted as 2,000 shares against the Share Limit after applying the premium share counting ratio with respect to Full-Value Awards described above, the exchanged or withheld shares shall be credited back as 2,000 shares against the Share Limit.) To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 200 shares shall be counted against the share limits of this Plan after applying the premium share counting ratio with respect to Full-Value Awards described above). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.
4.4    Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS
5.1    Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):
5.1.2    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.3    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.4    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.5    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.
5.2    Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.
5.2.1    Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.
5.2.2    Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, or an absolute or relative per share basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, gross or operating margins, productivity ratios, expenses, margins, operating efficiency, customer satisfaction, working capital, market share, economic value added (net operating profit after tax minus capital multiplied by the cost of capital), or any combination thereof. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.
5.2.3    Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards such as stock or unit awards denominated in shares of Common Stock and Performance-Based Awards denominated in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time that are granted to any one participant in any one calendar year shall not exceed 500,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1;

provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 4.2(b)).  The aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards denominated in cash where the payment amount does not fluctuate based on the fair market value of a share of Common Stock (for example, excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $5,000,000.  The foregoing cash and share limits (as well as the limit on Qualifying Options and Qualifying SARs contained in Section 4.2(b)) are each intended to be separate (rather than mutually exclusive) limits and may be used in combination (as to any participant in any particular year and/or with respect to any particular award). Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.
5.2.4    Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.
5.2.5    Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6    Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders most recently approved this Plan, subject to any subsequent extension that may be approved by stockholders.
5.3    Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.
5.4    Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.5    Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.6    Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock as furnished by the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported by the Exchange on that date, the closing price (in regular trading) for a share of Common Stock as furnished by the Exchange for the next preceding day on which sales of Common Stock were reported by the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock as furnished by the Exchange on the last trading day preceding the date in question or the average of the high and low closing prices of a share of Common Stock as furnished by the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.7    Transfer Restrictions.
5.7.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non- transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8    International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1    General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2    Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.
6.3    Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION
7.1    Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2    Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or (unless the Administrator has provided for the termination of the award) the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested,    all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
7.3    Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.	OTHER PROVISIONS
8.1    Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2    No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3    No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4    Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5    Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.
8.6    Effective Date, Termination and Suspension, Amendments.
8.6.1    Effective Date. This Plan was originally effective as of March 23, 2011, the date of its approval by the Board (the “Effective Date”). This amended version of the Plan is effective as of May 1, 2014, the date the amended version of this Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Amendment Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3    Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.
8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7    Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8    Governing Law; Construction; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.
8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3    Plan Construction.

(a)
Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)
Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9    Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11    Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12    No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.
8.13    Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.
8.14    Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

91
ARTESIA FWY
5
ORANGE FWY
RIVERSIDE FWY
91
91
SAN ANA FWY
605
57
55
39
GARDEN GROVE FWY
22
COSTA MESA FWY
JAMBOREE RD
BRISTOL ST
MAIN ST
405
5
MACARTHUR
BEACH BLVD
1
40 PACIFICA
SUITE 900
RD
John
Wayne
Airport
405
SAN DIEGO FWY
55
JAMBOREE
133
SAN JOAQUIN HILLS TRANS CORR
CYN
LAGUNA
73
5
1
COAST HWY
ALTON PKWY
GATEWAY
ENTERPRISE
IRVINE CTR DR
SPECTRUM
5
MERIDIAN
PACIFICA
Irvine Spectrum
Center
FORTUNE
ENTERPRISE
405

From San Diego: Take I-5 north, transition to I-405 north. Exit Irvine Center Dr., keep to the left at the fork in the ramp. Turn left from the center lane on Enterprise, then turn right onto Irvine Center Dr. Take the first left onto Pacifica. Take the first left at the driveway between the two buildings.

From Los Angeles: Take I-5 south, exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

From Riverside: Take 91 west, transition to 55 south towards Newport Beach. Merge onto I-5 south towards San Diego. Take the exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

When you arrive, take a ticket and proceed into the parking garage. CoreLogic visitors parking is to the right.

CoreLogic®

40 Pacifica, Ste. 900
Irvine, CA 92618

corelogic.com

NYSE: CLGX

29-PROXY2014-0514-00

© 2014 CoreLogic, Inc. All rights reserved.

ANNUAL MEETING OF STOCKHOLDERS

July 29, 2014, 2:00 p.m. Pacific Time
This proxy is solicited by CoreLogic's Board of Directors.

The undersigned stockholder(s) of CoreLogic, Inc. hereby revoke(s) all previously granted proxies and appoint(s) Anand K. Nallathambi and Stergios Theologides, and each of them, as proxies for the undersigned, with power to act without the other and with power to each of substitution, and hereby authorize(s) them to attend the annual meeting of the stockholders of said corporation to be held July 29, 2014, at 2:00 p.m. Pacific Time, at the executive offices of CoreLogic, Inc., 40 Pacifica, Irvine, California 92618, and any postponements or adjournments thereof, and to vote all of the shares of common stock of CoreLogic, Inc. that the undersigned is/are entitled to vote at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with discretionary authority to act on such other matters as may properly come before said meeting or any postponements or adjournments thereof.

THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED "FOR" ALL THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

Continued and to be signed and dated on reverse side

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held July 29, 2014.
The Notice of Annual Meeting and Proxy Statement and our 2013 Annual Report to Stockholders are available at: http://www.viewproxy.com/corelogic/2014

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR All Nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

Please mark your votes like this ☒

1. Election of directors:	FOR	AGAINST	ABSTAIN
01 J. David Chatham	☐	☐	☐
02 Douglas C. Curling	☐	☐	☐
03 John C. Dorman	☐	☐	☐
04 Paul F. Folino	☐	☐	☐
05 Anand K. Nallathambi	☐	☐	☐
06 Thomas C. O'Brien	☐	☐	☐
07 Jaynie Miller Studenmund	☐	☐	☐
08 David F. Walker	☐	☐	☐
09 Mary Lee Widener	☐	☐	☐

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

I plan on attending the meeting ☐

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Date: ______________________________

____
Signature

____
Signature (if held jointly)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on July 28, 2014.

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.